Filed Pursuant to Rule 424(b)(2)
Registration No. 333-272489

Prospectus Supplement

(To Prospectus dated June 7, 2023)

€1,200,000,000

Fortive Corporation

€500,000,000 3.700% Notes due 2026

€700,000,000 3.700% Notes due 2029

Fortive Corporation is offering €500,000,000 aggregate principal amount of 3.700% Notes due 2026 (the “2026 notes”) and €700,000,000 aggregate principal amount of 3.700% Notes due 2029 (the “2029 notes” and, together with the 2026 notes, the “notes”). Interest on the 2026 notes will be paid annually in arrears on February 13 of each year, beginning on February 13, 2025. Interest on the 2029 notes will be paid annually in arrears on August 15 of each year, beginning on August 15, 2024. The 2026 notes will mature on February 13, 2026 and the 2029 notes will mature on August 15, 2029.

We may redeem some or all of the notes at any time and from time to time, in each case at our option and as described under the heading “Description of Notes—Optional Redemption.” We may also redeem the notes in whole, but not in part, in the event of certain developments affecting United States taxation as described under the heading “Description of Notes—Redemption for Tax Reasons.” Upon the occurrence of a “change of control triggering event,” we will be required to make an offer to repurchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the repurchase date, as described under “Description of Notes—Change of Control Triggering Event.”

The notes will be Fortive Corporation’s unsecured senior obligations and will rank equally in right of payment with all of its other unsecured and unsubordinated indebtedness from time to time outstanding and will be effectively subordinated to its secured indebtedness, if any, and all of the indebtedness of its subsidiaries, if any. The notes will be issued in book-entry form only, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Currently, there is no public market for the notes. We intend to apply to list the notes on the New York Stock Exchange (the “NYSE”). The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-26 of this prospectus supplement and under the caption “Risk Factors” in the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus for a discussion of certain risks that should be considered in connection with an investment in the notes.

	Per 2026 Note	2026 Note Total	Per 2029 Note	2029 Note Total
Price to public(1)	99.928%	€499,640,000	99.943%	€699,601,000
Underwriting discount	0.300%	€1,500,000	0.400%	€2,800,000
Proceeds to us, before expenses	99.628%	€498,140,000	99.543%	€696,801,000

(1)	Plus accrued interest, if any, from February 13, 2024, if settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through Clearstream Banking S.A. and Euroclear Bank SA/NV against payment on or about February 13, 2024.

Joint Book-Running Managers

BNP PARIBAS		Morgan Stanley

Goldman Sachs & Co. LLC	J.P. Morgan	PNC Capital Markets LLC

SMBC Nikko		Truist Securities

Senior Co-Managers

Barclays	BofA Securities	Scotiabank

TD Securities		US Bancorp

Co-Manager

Loop Capital Markets

The date of this prospectus supplement is February 8, 2024.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and the information contained in any free writing prospectus that we may provide to you. We have not, and the underwriters have not, authorized anyone else to provide you with different or additional information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or contained in any free writing prospectus that we provide to you. We are not, and the underwriters are not, making an offer of these securities or soliciting an offer to buy these securities in any jurisdiction where the offer is not permitted. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus we provide to you or the documents incorporated by reference is accurate on any date other than their respective dates, even though this prospectus supplement and the accompanying prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a “qualified investor” as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

UK MiFIR product governance / Professional Investors and ECPs Only Target Market—Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act of 2018 (“UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

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The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a “qualified investor” as defined in Article 2 of Regulation (EU) No 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

IN CONNECTION WITH THE ISSUE OF THE NOTES, BNP PARIBAS, IN ITS ROLE AS STABILIZING MANAGER FOR ITS OWN ACCOUNT MAY, TO THE EXTENT PERMITTED BY APPLICABLE LAWS AND REGULATIONS, OVER-ALLOT THE NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE NOTES IS MADE, AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT COMMENCED WILL BE CARRIED OUT IN ACCORDANCE WITH APPLICABLE LAWS AND REGULATIONS.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes and also adds to and updates information contained in the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the notes we are offering. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Where You Can Find More Information” in the accompanying prospectus.

Currently, there is no public market for the notes. We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time.

References in this prospectus supplement to “$,” “U.S. $,” “dollars” and “U.S. dollars” are to the currency of the United States of America and references to “€” and “euro” are to the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended.

As used in this prospectus supplement and the accompanying prospectus, unless otherwise specified or unless the context indicates otherwise, references to the “Company,” “Fortive,” we,” “us” and “our” are to Fortive Corporation and its consolidated subsidiaries.

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FORWARD-LOOKING STATEMENTS

Certain information and statements included or incorporated by reference in this prospectus supplement, any related free writing prospectus or the accompanying prospectus are “forward-looking statements” within the meaning of the United States federal securities laws. Statements in this prospectus supplement that are not strictly historical, including statements regarding anticipated financial results, business and acquisition opportunities, global and regional economic conditions, industry trends, geopolitical events, interest rate and current exchange rate impact, future prospects, shareholder value, the impact of recent cybersecurity incidents, the impact of our voluntary notification to the government of non-compliance related to the award of certain contracts and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” “target” or “will” or other words of similar meaning are “forward-looking statements.” Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including, among other things: deterioration of or instability in the economy, the markets we serve, international trade policies and the financial markets, security breaches or other disruptions of our information technology systems, the spread of, and the future resurgence of COVID-19, supply chain constraints, our ability to adjust purchases and manufacturing capacity to reflect market conditions and customer demand, reliance on sole sources of supply, changes in trade relations with China, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations, our ability to recruit and retain key employees, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations, the impact of governmental investigations, audits and proceedings related thereto and changes in applicable laws and regulations, risks relating to international economic, geopolitical, including war and sanctions, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations, including our cost of debt, on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, adverse effects of restructuring activities, risk related to tax treatment of our separation of Vontier, impact of our indemnification obligation to Vontier, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters and climate change, as well as the risks and uncertainties set forth in the section entitled “Risk Factors” of this prospectus supplement and in Part I, Item 1A. “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by our annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments, and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Forward-looking statements speak only as of the date of the report, document, press release, webcast, call, materials or other communication in which they are made (or such earlier date as may be specified in such statement). We do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us. It may not contain all the information that may be important to you in deciding whether to invest in the notes. You should read this entire prospectus supplement and the accompanying prospectus, together with the information incorporated by reference, including the risk factors, financial data and related notes, before making an investment decision.

Overview

Fortive is a provider of essential technologies for connected workflow solutions across a range of attractive end-markets. Our strategic segments—Intelligent Operating Solutions, Precision Technologies, and Advanced Healthcare Solutions—include well-known brands with leading positions in their markets. Our businesses design, develop, manufacture, and service professional and engineered products, software, and services, building upon leading brand names, innovative technologies, and significant market positions. We are headquartered in Everett, Washington and employ a team of more than 18,000 research and development, manufacturing, sales, distribution, service, and administrative professionals in more than 50 countries around the world.

Fortive is a Delaware corporation and was incorporated in 2015 in connection with the separation of Fortive from Danaher Corporation on July 2, 2016 as an independent, publicly-traded company, listed on the New York Stock Exchange.

Fortive’s principal executive offices are located at 6920 Seaway Blvd, Everett, Washington 98203, and its telephone number is +1 (425) 446-5000.

For additional information regarding Fortive, please refer to our most recent Annual Report on Form 10-K and our other filings with the SEC, which are incorporated by reference into this document. See “Incorporation of Certain Information by Reference.”

Recent Developments

Acquisition of EA Elektro-Automatik

On January 3, 2024, we completed our acquisition of EA Elektro-Automatik (EA) Holding GmbH (“EA”) for $1.72 billion in cash, net of acquired cash but prior to anticipated tax benefits. We believe that the acquisition enhances our position in electronic test & measurement solutions within our Precision Technologies segment. EA specializes in high-power electronic test solutions for energy storage, mobility, hydrogen, and renewable energy applications, and we expect that EA’s products will bolster our innovative portfolio of products and services for engineers with complementary test & measurement solutions enabling the global energy transition.

Recent Department of Defense Notification

We recently discovered that Gems Sensors, Inc., an entity that has been merged into Setra Systems, Inc. and now operates as Gems Setra, made certain incorrect representations regarding its status as a small business concern as defined by the Small Business Act for certain contracts that it was awarded by the Defense Logistics Agency (“DLA”). As a result, on January 26, 2024, we voluntarily notified the Department of Defense Office of Inspector General (“OIG”) and the DLA of this matter. While we are continuing to investigate, we currently do not expect this matter to have a material adverse effect on our financial condition or results of operations. However, resolution of this matter could subject us to fines or penalties, and we cannot assure you of the timing or outcome of such resolution.

Recent Cybersecurity Incidents

We experienced cybersecurity incidents in the fourth quarter of fiscal 2023. As of December 31, 2023, the disruptions from the cybersecurity incidents did not substantially impact business continuity or operations. We continue to actively investigate the incidents with the assistance of leading cybersecurity experts, including the nature of the data that was impacted, and continue to implement robust containment and remedial measures.

Sale of Office Buildings

In 2023, we entered into an agreement to sell certain office buildings in our Precision Technologies Segment for approximately $90 million. We expect the transaction to be completed in the first half of 2024, with a gain from the transaction to be recognized at the time of the closing.

Realignment of Invetech into the Precision Technologies Segment

On January 1, 2024, we realigned Invetech from the Advanced Healthcare Solutions segment to the Precision Technologies segment as we consider strategic alternatives for certain products and services of Invetech with the remaining products and operations of Invetech, more closely aligned with the Precision Technologies segment.

Share Repurchase Authorization

On January 23, 2024, our Board of Directors approved a replenishment of 11 million shares of our common stock to our existing share repurchase authorization, bringing the total amount available for repurchase to 20 million shares. The timing and amount of share repurchases made under the authorization will be determined by our management based on evaluation of market conditions and other factors. The repurchase authorization has no expiration date and does not obligate us to acquire any particular amount of shares and may be suspended or discontinued at any time.

Unaudited Financial Results

On January 31, 2024, we announced our unaudited financial results for the quarter and year ended December 31, 2023, certain of which are presented under “Summary Consolidated Financial Data—Unaudited Financial Results” in this prospectus supplement. The unaudited financial results included in this prospectus supplement have been prepared by, and are the responsibility of, Fortive’s management. Ernst & Young LLP has not audited, reviewed or performed any procedures with respect to the unaudited financial results. Accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto.

The Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes.

Issuer	Fortive Corporation, a Delaware corporation

Legal Entity Identifier	549300MU9YQJYHDQEF63

Securities Offered	€500,000,000 aggregate principal amount of 3.700% notes due 2026 and €700,000,000 aggregate principal amount of 3.700% notes due 2029.

Maturity Date	February 13, 2026, for the 2026 notes and August 15, 2029, for the 2029 notes.

Interest	3.700% per annum for the 2026 notes and

3.700% per annum for the 2029 notes.

Interest Payment Dates	Interest on the 2026 notes will be paid annually in arrears on February 13 of each year, beginning on February 13, 2025.

Interest on the 2029 notes will be paid annually in arrears on August 15 of each year, beginning on August 15, 2024.

No Guarantees	The notes will not be guaranteed.

Ranking	The notes will be our general unsecured obligations and will rank:

•	without preference or priority among themselves and equally in right of payment with our existing and any future unsecured and unsubordinated indebtedness;

•	senior in right of payment to any of our existing and future indebtedness that is subordinated to the notes;

•	effectively subordinated to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all existing and any future indebtedness and any other liabilities of our subsidiaries.

As of December 31, 2023:

•	our total indebtedness was approximately $3.6 billion;

•	our subsidiaries had no indebtedness; and

•	we had no material secured indebtedness.

Currency of Payment	All payments of principal of, and premium, if any, and interest on, the notes, including any payments made upon any redemption of the notes, will be payable in euros. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second business day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in our sole discretion on the basis of the most recently available market exchange rate for euros. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default (as defined in the indenture). See “Currency Conversion” and “Description of Notes—Issuance in Euros.”

Denominations	The notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Change of Control Triggering Event	If a change of control triggering event (as defined herein) occurs, each holder of the notes may require us to repurchase some or all of its notes at a purchase price equal to 101% of the aggregate principal amount of the notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. A change of control triggering event means the occurrence of both a change of control and a rating event. See “Description of Notes—Change of Control Triggering Event.”

Optional Redemption	Prior to July 15, 2029 for the 2029 notes (one month prior to maturity) (such date, the “2029 par call date”), and prior to maturity for the 2026 notes, we may redeem the applicable series of notes at our option, in whole or in part, at any time and from time to time, at a redemption price specified herein. On or after the 2029 par call date, we may redeem the 2029 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2029 notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date. See “Description of Notes—Optional Redemption” in this prospectus supplement.

Redemption for Tax Reasons	We may redeem all, but not less than all, of the notes in the event of certain changes in the tax law of the United States (or any taxing authority thereof or therein) which would obligate us to pay additional amounts as described under “Description of Notes—Payment of Additional Amounts.” This redemption would be at a redemption price equal to 100% of the principal amount of the applicable series of notes to be redeemed, plus accrued and unpaid interest, if any, on the principal amount being redeemed to, but not including, the redemption date. See “Description of Notes—Redemption for Tax Reasons.”

Covenants	The indenture governing the notes will restrict our ability and the ability of our subsidiaries to, among other things:

•	incur certain debt secured by liens;

•	engage in sale and leaseback transactions; and

•	consolidate with, sell, lease, convey or otherwise transfer all or substantially all of our assets to, or merge with or into, any other person or entity.

These covenants are subject to a number of important qualifications and limitations. See “Description of Notes—Covenants.”

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $1,284.4 million based on the euro / U.S. $ rate of exchange as of February 7, 2024, after deducting the underwriting discounts and estimated transaction expenses payable by us.

We intend to use the net proceeds from this offering to refinance certain of our outstanding indebtedness, which may include borrowings under our U.S. dollar-denominated commercial paper program and/or our Term Loan Credit Agreement (as defined below), and for general corporate purposes. The indebtedness we intend to refinance is primarily associated with the funding of the acquisition of EA. We have broad discretion in the use of such proceeds. See “Use of Proceeds.”

Further Issuances	We may in the future, without the consent of holders, issue additional notes of any series on the same terms and conditions and with the same CUSIP / ISIN number as the notes of such series being offered hereby. A series of the notes and any additional notes of such series with the same terms subsequently issued under the indenture would be treated as a single series for all purposes under the indenture, including without limitation, waivers, amendments, redemptions and offers to purchase; provided that no such additional notes may be issued with the same CUSIP / ISIN unless they will be fungible with the outstanding notes of the applicable series for U.S. federal income tax purposes.

Additional Amounts	Subject to certain exceptions and limitations set forth herein, we will pay additional amounts on the notes as are necessary in order that the net payment by us or the Paying Agent (as defined below) of the principal of, and premium, if any, and interest on, the notes to a holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, duty, assessment or governmental charge of whatever nature imposed or levied by the United States or any taxing authority thereof or therein, will not be less than the amount provided in the notes to be then due and payable. See “Description of Notes—Payment of Additional Amounts.”

CUSIP / ISIN / Common Code	2026 Notes: 34959J AL2 / XS2764789231 / 276478923

2029 Notes: 34959J AM0 / XS2764790833 / 276479083

Listing	Currently, there is no public market for the notes. We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation under the indenture to maintain such listing and we may delist the notes at any time.

Trustee; Transfer Agent; Registrar	The Bank of New York Mellon Trust Company, N.A.

Paying Agent	The Bank of New York Mellon, London Branch.

Book Entry	The notes will be issued in book-entry form and will be represented by global notes deposited with, or on behalf of, a common depositary on behalf of Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and registered in the name of the nominee of the common depositary. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by Clearstream and Euroclear and their participants, and these beneficial interests may not be exchanged for certificated notes, except in limited circumstances. See “Description of Notes—Book-Entry Procedures.”

Governing Law	State of New York.

Risk Factors	An investment in the notes involves various risks, and prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” beginning on page S-26 of this prospectus supplement and under the caption “Risk Factors” in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, respectively.

Trading

Each series of the notes is a new issue of securities for which there is currently no established trading market. The underwriters have advised us that they intend to make a market in the notes of each series, but they are not obligated to do so, and any market-making in the notes may be discontinued at any time in their sole discretion. Accordingly, there can be no assurance that an active or liquid market will develop for any series of the notes or, if developed, will be maintained. See “Underwriting (Conflicts of Interest).”

Conflicts of Interest	Certain of the underwriters or their affiliates may hold a portion of our U.S. dollar-denominated commercial paper program and certain of the underwriters or their affiliates are lenders under our Term Loan Credit Agreement. To the extent that we use a portion of the net proceeds of this offering to refinance indebtedness outstanding under our U.S. dollar-denominated commercial paper program and our Term Loan Credit Agreement, such underwriters or their affiliates will receive a portion of the net proceeds of this offering. In such event, it is possible that one or more of the underwriters or their affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA Rule 5121”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the notes are expected to be rated investment grade. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables set forth summary consolidated financial information. The summary consolidated financial information as of and for the three months and year ended December 31, 2023 has been derived from our unaudited consolidated financial results included in this prospectus supplement. See “—Unaudited Consolidated Financial Results.” The summary consolidated financial information as of December 31, 2022 and 2021 and for the years ended December 31, 2022, 2021 and 2020 have been derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary consolidated financial information as of December 31, 2020 and 2019 and for the year ended December 31, 2019 have been derived from our audited consolidated financial statements in our Annual Report for the year ended December 31, 2020. The summary consolidated financial information as of and for the nine months ended September 29, 2023 and September 30, 2022 have been derived from our unaudited consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. Our consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods.

You should read this “Summary Consolidated Financial Data” section together with our consolidated financial statements and the related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report for the year ended December 31, 2022 and our Quarterly Report for the quarter ended September 29, 2023, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of and for the Nine Months Ended		As of and for the Year Ended December 31,
($ in millions, except per share amounts)	September 29, 2023	September 30, 2022	2023	2022	2021	2020	2019
	(unaudited)		(unaudited)
Statement of earnings data
Total sales	$4,481.6	$4,295.8	$6,065.3	$5,825.7	$5,254.7	$4,634.4	$4,563.9
Operating profit	822.8	696.5	1,133.7	987.4	812.8	539.4	443.9
Earnings from continuing operations before income taxes	713.3	616.5	990.8	873.5	677.5	1,507.7	336.7
Net earnings attributable to common stockholders	600.6	528.0	865.8	755.2	573.9	1,544.3	669.9
Net earnings per common share:
Basic	1.70	1.48	2.46	2.12	1.64	4.58	1.99
Diluted	1.69	1.46	2.43	2.10	1.63	4.49	1.97

Balance sheet data
Cash and equivalents	$714.1		$1,888.8	$709.2	$819.3	$1,824.8	$1,205.2
Total assets	15,664.4		16,911.8	15,890.6	16,465.5	16,051.5	17,439.0
Long-term debt	1,982.1		3,096.9	2,251.6	1,807.3	2,830.3	4,826.2
Current portion of long-term debt			549.3	999.7	2,151.7	1,399.8	1,500.0
Total debt, net carrying value			3,646.2	3,251.3	3,959.0	4,230.1	6,326.2

($ in millions, except per share amounts)	As of and for the Three Months Ended December 31,		As of and for the Year Ended December 31,
	2023	2022	2023	2022	2021	2020	2019
	(unaudited)		(unaudited)
Other financial data (unaudited)
Adjusted net earnings (a)	$348.7	$313.0	$1,220.1	$1,133.0			$729.0
Adjusted EBITDA (a)			1,656.6	1,499.2	1,284.8	1,046.5
Net debt (b)			1,768.1	2,550.0	3,152.2	2,462.7
Net working capital (c)			452.8				601.3
Adjusted earnings per share (a)	0.98	0.88	3.43	3.15			2.03
Adjusted operating profit margin (a)	27.7%		25.9%				21.0%
Adjusted gross profit margin (a)	60.5%		59.5%

(a)	Non-GAAP financial measure. Please see “—Non-GAAP Financial Measures” below for a reconciliation from the most directly comparable GAAP measure.
(b)	Net debt is a non-GAAP financial measure calculated as the principal value of debt less cash and cash equivalents.
(c)	Net working capital is an operational measure determined by the sum of net accounts receivable, inventories and unbilled receivables, less accounts payable and deferred revenue.

Unaudited Consolidated Financial Results

On January 31, 2024, we announced our unaudited financial results for the quarter and year ended December 31, 2023, certain of which are presented below. The unaudited financial results included in this prospectus supplement have been prepared by, and are the responsibility of, Fortive’s management. Ernst & Young LLP has not audited, reviewed or performed any procedures with respect to the unaudited financial results. Accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto.

Our Annual Report on Form 10-K for the year ended December 31, 2023 will include our audited financial statements for the year ended December 31, 2023, as well as management’s report on our internal control over financial reporting and our auditors’ audit reports thereon. You should note that additional information on a number of matters will be included in our Annual Report on Form 10-K, such as a comprehensive statement of our financial condition and results of operations and footnote disclosures associated with our final year-end financial results, as well as our management’s discussion and analysis of financial condition and results of operations. Our audited financial statements for the year ended December 31, 2023 will not be available until after this offering is completed and, consequently, will not be available to you prior to investing in the notes pursuant to this offering.

The unaudited financial results may differ materially from our actual results, and should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with U.S. generally accepted accounting principles. Accordingly, you should not place undue reliance on these unaudited financial results. The unaudited financial results should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and the notes thereto in our annual report on Form 10-K for the year ended December 31, 2022 and our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 29, 2023, each incorporated by reference into this prospectus supplement.

The tables below present highlights of our unaudited consolidated financial results.

FORTIVE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

($ in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Sales (a)	$1,583.7	$1,529.9	$6,065.3	$5,825.7
Cost of sales	(636.2)	(637.4)	(2,471.2)	(2,462.3)

Gross profit	947.5	892.5	3,594.1	3,363.4
Operating costs:
Selling, general and administrative expenses	(537.4)	(499.8)	(2,062.6)	(1,956.6)
Research and development expenses	(99.2)	(101.2)	(397.8)	(401.5)
Russia exit and wind down costs	—	(0.6)	—	(17.9)

Operating profit	310.9	290.9	1,133.7	987.4
Non-operating income (expense), net:
Interest expense, net	(28.5)	(32.1)	(123.5)	(98.3)
Other non-operating expense, net	(4.9)	(1.8)	(19.4)	(15.6)

Earnings before income taxes	277.5	257.0	990.8	873.5
Income taxes	(12.3)	(29.8)	(125.0)	(118.3)

Net earnings	$265.2	$227.2	$865.8	$755.2

Net earnings per share:
Basic	$0.75	$0.64	$2.46	$2.12
Diluted	$0.75	$0.64	$2.43	$2.10

(a)

Total sales during the year ended December 31, 2023 was comprised of $3,004.6 million in sales of non-recurring products, $1,057.8 million in sales of software, $1,667.4 million in sales of recurring ex-software products and $335.5 million in sales of healthcare equipment. Approximately $900 million and approximately $860 million of our total sales during the years ended December 31, 2023 and 2022, respectively, were generated in Europe and the United Kingdom.

FORTIVE CORPORATION AND SUBSIDIARIES

SEGMENT INFORMATION

($ in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Sales:
Intelligent Operating Solutions (a)	$682.7	$634.7	$2,612.2	$2,466.1
Precision Technologies (b)	549.3	553.0	2,132.8	2,038.2
Advanced Healthcare Solutions (c)	351.7	342.2	1,320.3	1,321.4

Total	$1,583.7	$1,529.9	$6,065.3	$5,825.7

Operating Profit:
Intelligent Operating Solutions	$176.8	$150.4	$628.8	$519.4
Precision Technologies	142.0	142.8	540.3	491.3
Advanced Healthcare Solutions	36.7	34.5	105.5	107.9
Other (d)	(44.6)	(36.2)	(140.9)	(113.3)
Russia exit and wind down costs	—	(0.6)	—	(17.9)

Total	$310.9	$290.9	$1,133.7	$987.4

Gross Profit Margins:
Intelligent Operating Solutions			66.5%
Precision Technologies			53.1%
Advanced Healthcare Solutions			54.8%

Total			59.3%
Operating Profit Margins:
Intelligent Operating Solutions	25.9%	23.7%	24.1%
Precision Technologies	25.9%	25.8%	25.3%
Advanced Healthcare Solutions	10.4%	10.1%	8.0%

Total	19.6%	19.0%	18.7%
Adjusted Gross Profit Margins (e):
Intelligent Operating Solutions			66.6%
Precision Technologies			53.6%
Advanced Healthcare Solutions			55.0%

Total			59.5%
Adjusted Operating Profit Margins (e):
Intelligent Operating Solutions			32.4%
Precision Technologies			26.5%
Advanced Healthcare Solutions			22.9%

Total			25.9%

(a)

Total sales during the year ended December 31, 2023 for our Intelligent Operating Solutions segment included $796.8 million in sales of software and $826.6 million in sales representing recurring revenue.

(b)	Total sales during the year ended December 31, 2023 for our Precision Technologies segment included $539.7 million in sales representing recurring revenue.
(c)	Total sales during the year ended December 31, 2023 for our Advanced Healthcare Solutions segment included $952.9 million in sales representing recurring revenue.

(d)	Operating profit amounts in the Other category consist of unallocated corporate costs and other costs not considered part of our evaluation of reportable segment operating performance.
(e)	Non-GAAP financial measure. Please see “—Non-GAAP Financial Measures” below for a reconciliation from the most directly comparable GAAP measure.

FORTIVE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

($ in millions)

	As of December 31,
	2023	2022
	(unaudited)
ASSETS
Current assets:
Cash and equivalents	$1,888.8	$709.2
Accounts receivable less allowance for doubtful accounts of $39.2 and $43.9, respectively	960.8	958.5
Inventories	536.9	536.7
Prepaid expenses and other current assets	285.1	272.6

Total current assets	3,671.6	2,477.0

Property, plant and equipment, net	439.8	421.9
Other assets	518.9	455.8
Goodwill	9,121.7	9,048.5
Other intangible assets, net	3,159.8	3,487.4

Total assets	$16,911.8	$15,890.6

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$549.3	$999.7
Trade accounts payable	608.6	623.0
Accrued expenses and other current liabilities	1,182.7	1,104.4

Total current liabilities	2,340.6	2,727.1
Other long-term liabilities	1,149.0	1,223.3
Long-term debt	3,096.9	2,251.6
Total stockholders’ equity	10,325.3	9,688.6

Total liabilities and equity	$16,911.8	$15,890.6

FORTIVE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Year Ended December 31,
	2023	2022
	(unaudited)
Cash flows from operating activities:
Net earnings	$865.8	$755.2
Noncash items:
Amortization	370.4	382.1
Depreciation	86.4	83.5
Stock-based compensation expense	113.3	93.8
Russia exit and wind down costs	—	9.2
Change in deferred income taxes	(104.1)	(62.1)
Change in accounts receivable, net	9.8	(52.1)
Change in inventories	(1.7)	(40.3)
Change in trade accounts payable	(16.8)	81.3
Change in prepaid expenses and other assets	(69.0)	10.7
Change in accrued expenses and other liabilities	99.5	41.9

Net cash provided by operating activities	1,353.6	1,303.2

Cash flows from investing activities:
Cash paid for acquisitions, net of cash received	(95.8)	(12.8)
Payments for additions to property, plant and equipment	(107.8)	(95.8)
Proceeds from sale of property	7.4	—
Proceeds from sale of business	—	9.6
All other investing activities	0.8	(3.5)

Net cash used in investing activities	(195.4)	(102.5)

Cash flows from financing activities:
Proceeds from borrowings (maturities greater than 90 days), net of issuance costs	549.3	1,394.1
Net proceeds from commercial paper borrowings	839.9	38.5
Payment of 0.875% convertible senior notes due 2022	—	(1,156.5)
Repayment of borrowings (maturities greater than 90 days)	(1,000.0)	(1,000.0)
Repurchase of common shares	(272.9)	(442.9)
Payment of common stock cash dividend to shareholders	(102.0)	(99.5)
All other financing activities	18.0	(6.7)

Net cash provided by (used in) financing activities	32.3	(1,273.0)

Effect of exchange rate changes on cash and equivalents	(10.9)	(37.8)

Net change in cash and equivalents	1,179.6	(110.1)
Beginning balance of cash and equivalents	709.2	819.3

Ending balance of cash and equivalents	$1,888.8	$709.2

Non-GAAP Financial Measures

Our management believes that each of the non-GAAP financial measures described below provides useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our operational performance and profitability to prior and future periods and to our peers.

These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Adjusted Net Earnings, Adjusted Diluted Net Earnings Per Share, Adjusted EBITDA, Adjusted Gross Profit Margin and Adjusted Operating Profit Margin

We disclose the non-GAAP measures of historical adjusted net earnings, historical adjusted diluted net earnings per share, historical adjusted EBITDA, historical adjusted gross profit margin, and historical adjusted operating profit margin, which to the extent applicable, make the following adjustments to GAAP net earnings, GAAP diluted net earnings per share, GAAP earnings before income taxes, GAAP gross profit margin, and GAAP operating profit margin:

•	Excluding on a pretax basis the effect of deferred revenue and inventory fair value adjustments related to significant acquisitions; and

•

Excluding on a pretax basis the costs incurred pursuant to discrete restructuring plans that are fundamentally different from ongoing productivity improvements in terms of the size, strategic nature, planning requirements and the inconsistent frequency of such plans as well as the associated macroeconomic drivers which underlie such plans (the “Discrete Restructuring Charges”).

In addition, with respect to the non-GAAP measures of historical adjusted net earnings and historical adjusted diluted net earnings per share, historical adjusted EBITDA, and historical adjusted operating profit margin, we make the following adjustments to GAAP net earnings, GAAP diluted net earnings per share, GAAP earnings before income taxes, and GAAP operating profit margin:

•	Excluding on a pretax basis amortization of acquisition related intangible assets and non-cash impairments;

•	Excluding on a pretax basis acquisition and divestiture related items; and

•	Excluding on a pretax basis Russia exit and wind down costs.

In addition, with respect to the non-GAAP measures of historical adjusted net earnings, historical adjusted diluted net earnings per share, and historical adjusted EBITDA, we make the following adjustments to GAAP net earnings, GAAP diluted net earnings per share, and GAAP earnings before income taxes:

•	Excluding on a pretax basis the effect of gains and losses from our equity investments;

•	Excluding on a pretax basis the gain on sale of business;

•	Excluding the pretax loss on debt extinguishment, net of non-recurring gain on our investment in Vontier common stock;

•	Excluding on a pretax basis the gain on litigation resolution; and

•	Excluding on a pretax basis the non-recurring gain on the disposition of assets.

In addition, with respect to the non-GAAP measure of historical adjusted EBITDA, we make the following adjustments to GAAP earnings before income taxes:

•	Excluding on a pretax basis the net interest expenses; and

•	Excluding on a pretax basis the depreciation expenses.

In addition, with respect to the non-GAAP measures of historical adjusted net earnings and historical adjusted diluted net earnings per share, we make the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:

•

Including the actual cash interest expense on our 0.875% Convertible Senior Notes due 2022 (“Convertible Notes”) that was not included under the if-converted methodology mandated in 2022 and, with respect to the adjusted diluted net earnings per share, excluding the outstanding shares of common stock imputed under the in-converted methodology for the Convertible Notes that, in fact, were repaid and settled without issuance of any shares of common stock. Since we settled the Convertible Notes in cash on February 15, 2022 and no common share conversion occurred, we have reversed the impacts of applying the if-converted method and included the actual cash interest expense in calculating the adjusted net earnings per share;

•

Excluding the tax effect (to the extent tax deductible) of the pretax adjustments noted above. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment). We expect to apply our overall estimated effective tax rate to each adjustment going forward;

•	Excluding non-cash discrete tax adjustments resulting from the separation of Vontier; and

•	Excluding discrete non-cash tax benefit.

Amortization of Acquisition Related Intangible Assets and Non-cash Impairments

As a result of our acquisition activity, we have significant amortization expense associated with definite-lived intangible assets. We adjust for amortization expense of acquisition related intangible assets incurred in each period, and impairment charges incurred, if any. During the three and twelve month periods ended December 31, 2023, we recognized $2.3 million and $5.2 million, respectively, related to impairment charges. We believe that this adjustment provides our investors with additional insight into our operational performance and profitability as such impacts are not related to our core business performance.

Gain on Retained Investment in Vontier and Loss on Extinguishment of Debt

On October 9, 2020, we completed the Vontier Separation and retained 19.9% of the shares of Vontier common stock immediately following the Separation (“Retained Vontier Shares”). We did not retain a controlling interest in Vontier and therefore the fair value of our Retained Vontier Shares was included in our assets of continuing operations as of December 31, 2020, and subsequent fair value changes are included in our results from continuing operations for the twelve month period ended December 31, 2021.

On January 19, 2021, we completed the Debt-for-Equity Exchange of 33.5 million shares of common stock of Vontier, representing all of the Retained Vontier Shares, for $1.1 billion in aggregate principal amount of indebtedness of the Company held by Goldman Sachs & Co., including (i) all $400.0 million of the 364-day delayed-draw term loan due March 22, 2021 and (ii) $683.2 million of the delayed-draw term loan due May 30, 2021. The change in fair value of the Retained Vontier Shares and the resulting gain of $57.0 million was recorded in the twelve month period ended December 31, 2021. We recorded a loss on extinguishment of the debt included in the Debt-for-Equity Exchange of $94.4 million in the twelve month period ended December 31, 2021.

Additionally, on February 9, 2021 we repurchased $281 million of the Convertible Notes at fair value using the remaining cash proceeds received from Vontier in the Separation and other cash on hand. In connection with the repurchase, we recorded a loss on debt extinguishment during the twelve month period ended December 31, 2021 of $10.5 million.

We adjust for the non-recurring effect of the gain on our investment in the Retained Vontier Shares and the corresponding loss on debt extinguishment because we believe that this adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.

Adjustments on Litigation Resolution

In the event that a potential liability related to a legal contingency for an acquired entity existing at the time of the acquisition is allocated to the corresponding purchase price, we will adjust for the subsequent non-recurring effect of the gain or loss recognized upon resolution because we believe that this adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.

Acquisition and Divestiture Related Items

While we have a history of acquisition and divestiture activity, we do not acquire and divest businesses or assets on a predictable cycle. The amount of an acquisition’s purchase price allocated to inventory fair value adjustments are unique to each acquisition and can vary significantly from acquisition to acquisition. In addition, transaction costs, which include acquisition, divestiture, integration and restructuring costs related to completed or announced transactions, and the non-recurring gains on divestitures of businesses or assets are unique to each transaction and are impacted from period to period depending on the number of acquisitions or divestitures evaluated, pending, or completed during such period, and the complexity of such transactions.

We adjust for transaction costs, acquisition related fair value adjustments to inventory, integration costs and corresponding restructuring charges primarily related to acquisitions, in each case, incurred in a given period. We believe, however, that it is important for investors to understand that such inventory fair value adjustments related to past acquisitions will recur in future periods until such inventory fair value adjustments, as applicable, have been fully amortized.

Discrete Restructuring Costs

We will exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans originating from significant macroeconomic trends or material disruptions to operations, economy or capital markets from the ongoing productivity improvements that result from application of the Fortive Business System or from execution of general cost saving strategies. Because these restructuring plans will be incremental to the fundamental activities that arise in the ordinary course of our business and we believe are not indicative of our ongoing operating costs in a given period, we exclude these costs to facilitate a more consistent comparison of operating results over time. Restructuring costs related primarily to an acquisition are not included in this adjustment but are instead included in acquisition and divestiture related items.

Gains and Losses from Equity Investments

We adjust for the effect of earnings and losses from our equity method investments over which we do not exercise control over the operations or the resulting earnings or losses. We believe that this adjustment provides our investors with additional insight into our operational performance. However, it should be noted that earnings and losses from our equity method investments will recur in future periods while we maintain such investments.

In addition, we adjust for remeasurement gains and losses, including impairment loss, on equity investments. We believe such adjustments facilitate comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.

Russia Ukraine Conflict

In connection with the invasion of Ukraine by Russian forces, the Company exited business operations in Russia in the second quarter of 2022, other than for ASP’s sterilization products, which are exempt from international sanctions as humanitarian products. Our business in Russia and Ukraine accounted for less than 1.0% of total revenue and less than 0.2% of total assets for the fiscal year ended December 31, 2021.

As a result of the exit of our business operations in Russia, the Company recorded a pre-tax charge totaling $0.6 million and $17.9 million during the three and twelve month periods ended December 31, 2022 to reflect the write-off of net assets, the write-off of the cumulative translation adjustment in earnings for legal entities deemed substantially liquidated, and to record provisions for employee severance and legal contingencies. These costs are identified as the “Russia exit and wind down costs” in the Consolidated Condensed Statements of Earnings. We adjust for the non-recurring Russia exit and wind down costs because we believe that this adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.

Gain on sale of business

On September 30, 2022, we completed the sale of our Therapy Physics product line, which was reported in our Advanced Healthcare Solutions segment, to an unrelated third party for total consideration of $9.6 million. As a result of the sale, during the three and twelve month periods ended December 31, 2022, we recorded a net realized pre-tax loss totaling $1.8 million and a net realized pre-tax gain totaling $0.5 million, respectively, net of transaction costs, which is recorded as “Other non-operating expense, net” in the Consolidated Condensed Statements of Earnings. We adjust for gain on the sale of our Therapy Physics product line because we believe that this adjustment facilitates comparison of our operational performance with prior and future periods.

Convertible Notes

On February 22, 2019, we issued $1.4 billion in aggregate principal amount of our 0.875% Convertible Senior Notes due 2022 (the “Convertible Notes”). The Notes matured on February 15, 2022 and were settled in cash.

On January 1, 2022, we adopted ASU 2020-06, which amends the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. Although the Convertible Notes were, pursuant to the terms of the corresponding indenture, repaid in cash only and retired without issuance of additional shares of common stock, we assumed share settlement of our outstanding Convertible Notes under the if-converted method when calculating GAAP diluted net earnings per share. Since we settled the Convertible Notes in cash on February 15, 2022 and no common share conversion occurred, we have reversed the share impacts of applying the if-converted method for purposes of calculating Adjusted average common stock and common equivalent shares outstanding. In addition, although the Company paid interest accrued on the Convertible Notes in cash, the interest expense is not included in the GAAP diluted net earnings and from GAAP diluted net earnings per share under the if-converted methodology. Because we paid the interest expense in cash and because the interest expense was included in the prior year’s results, we have added the cash interest expense on the Convertible Notes during the three months ended April 1, 2022 in calculating the adjusted net earnings for the same period.

Non-cash Discrete Tax Adjustments Resulting from the Separation of Vontier

We adjust for non-cash discrete tax expense items that resulted from the Separation of Vontier. These discrete items are non-recurring, non-cash expenses that resulted from the US GAAP calculation of income taxes from continuing operations and do not reflect our current or future cash tax obligation.

Discrete non-cash tax benefit

As a result of revaluation of deferred tax assets required due to changes in tax rates in Switzerland, we recognized a non-cash tax benefit during the three and twelve month period ended December 31, 2023. We adjust for this non-cash tax benefit because we believe such benefit occurs with inconsistent frequency and for reasons that are unrelated to our commercial performance. We believe such adjustment facilitates comparison with prior and future periods and provides our investors with additional insight into our ongoing tax expenses.

Management believes that each of the non-GAAP financial measures noted above provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our operational performance and profitability to prior and future periods and to our peers.

These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Adjusted Operating Profit Margin

	Three Months Ended December 31,		Year ended December 31,
	2023	2022	2023					2022	2019
	Fortive	Fortive	IOS	PT	AHS	Corporate	Fortive	Fortive	Fortive
Revenue (GAAP)	$1,583.7	$1,529.9	$2,612.2	$2,132.8	$1,320.3	$—	$6,065.3	$5,825.7	$4,563.9
Acquisition-Related Fair Value Adjustments to Deferred Revenue	—	—	—	—	—	—	—	—	54.5

Adjusted Revenue (Non-GAAP)	$1,583.7	$1,529.9	$2,612.2	$2,132.8	$1,320.3	$—	$6,065.3	$5,825.7	$4,618.4
Operating Profit (GAAP)	$310.9	$290.9	$628.8	$540.3	$105.5	$(140.9)	$1,133.7	$987.4	$443.9
Amortization of Acquisition-Related Intangible Assets and Non-cash Impairments	95.5	94.8	190.6	3.6	181.4	—	375.6	382.2	261.0
Acquisition and Divestiture Related Items (a)	2.7	3.7	2.4	2.0	—	—	4.4	27.1	231.5
Discrete Restructuring Charges	29.4	—	23.8	19.2	15.6	—	58.6	—	32.4
Russia exit and wind down costs	—	0.6	—	—	—	—	—	17.9	—

Adjusted Operating Profit (Non-GAAP)	$438.5	$390.0	$845.6	$565.1	$302.5	$(140.9)	$1,572.3	$1,414.6	$968.8
Operating Profit Margin (GAAP)	19.6%	19.0%	24.1%	25.3%	8.0%		18.7%	16.9%	9.7%
Adjusted Operating Profit Margin (Non-GAAP) (b)	27.7%	25.5%	32.4%	26.5%	22.9%		25.9%	24.3%	21.0%

(a)	Includes pretax transaction costs and acquisition-related fair value adjustments to inventory and deferred revenue.
(b)	Adjusted operating profit margin in 2019 was calculated based on adjusted operating profit relative to adjusted revenue.

Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share

($ in millions, except per share amounts; shares in millions)	Three Months Ended December 31,				Year Ended December 31,
	2023		2022		2023		2022		2019 (a)
		Per share values		Per share values		Per share values		Per share values		Per share values
Net Earnings and Net Earnings Per Share Attributable to Common Stockholders (GAAP)	$265.2	$0.75	$227.2	$0.64	$865.8	$2.43	$755.2	$2.10	$199.1	$0.59
Dividends on mandatory convertible preferred stock to apply if-converted method (b)	—	—	—	—	—	—	—	—	69.0	0.20
Assumed dilutive impact on the diluted net earnings per share attributable to common stockholders if the mandatory convertible preferred stock converted shares had been outstanding	—	—	—	—	—	—	—	—	—	(0.04)

Net Earnings and Net Earnings Per Share (GAAP)	$265.2	$0.75	$227.2	$0.64	$865.8	$2.43	$755.2	$2.10	$268.1	$0.75
Interest on the Convertible Notes to apply if-converted method (c)	—	—	—	—	—	—	2.1	—	—	—
Tax effect of the Convertible Notes to apply if-converted method	—	—	—	—	—	—	(0.3)	—	—	—

Diluted Net Earnings and Diluted Net Earnings Per Share (GAAP)	265.2	0.75	227.2	0.64	865.8	2.43	757.0	2.10	268.1	0.75
Pretax amortization of acquisition related intangible assets and non-cash impairments	95.5	0.27	94.8	0.27	375.6	1.06	382.2	1.06	261.1	0.73
Pretax acquisition and divestiture related items (d)	2.7	0.01	3.7	0.01	4.4	0.01	27.1	0.08	231.5	0.65
Pretax discrete restructuring charges	29.4	0.08	—	—	58.6	0.16	—	—	32.4	0.09
Pretax losses from equity investments (e)	4.4	0.01	2.1	0.01	17.3	0.05	17.3	0.05	3.9	0.01
Pretax Russia exit and wind down costs	—	—	0.6	—	—	—	17.9	0.05	—	—
Pretax (gain) loss on sale of business	—	—	1.8	0.01	—	—	(0.5)	—	(40.8)	(0.11)
Pretax interest expense on Convertible Notes to reverse if-converted method (c)	—	—	—	—	—	—	(2.1)	—	—	—
Pretax non-cash interest expense on convertible notes	—	—	—	—	—	—	—	—	28.1	0.08
Tax effect of the adjustments reflected above (f)	(23.0)	(0.07)	(17.2)	(0.05)	(76.1)	(0.21)	(65.9)	(0.19)	(82.2)	(0.23)
Discrete non-cash tax adjustment (benefit) (g)	(25.5)	(0.07)	—	—	(25.5)	(0.07)	—	—	27.0	0.08

Adjusted Net Earnings and Adjusted Net Earnings Per Share (Non-GAAP)	$348.7	$0.98	$313.0	$0.88	$1,220.1	$3.43	$1,133.0	$3.15	$729.0	$2.03

($ in millions, except per share amounts; shares in millions)	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022	2019 (a)
	Per share values	Per share values	Per share values	Per share values	Per share values
Adjusted Diluted Shares (Non-GAAP)
Average common diluted stock outstanding	354.5	356.7	355.6	360.8	340.0
Mandatory convertible preferred stock (h)	—	—	—	—	18.3
Convertible Notes - if converted shares (c)	—	—	—	(1.6)	—

Adjusted average common stock and common equivalent shares outstanding	354.5	356.7	355.6	359.2	358.3

(a)

The mandatory convertible preferred stock converted shares were converted on July 1, 2021. Each of the per share adjustments for 2019 was calculated assuming the mandatory convertible preferred stock converted shares had been outstanding.

(b)

Prior to their conversion on July 1, 2021, the mandatory convertible preferred stock were anti-dilutive for the year ended December 31, 2019, and as such GAAP net earnings per share was calculated using net earnings attributable to common stockholders.

(c)

Beginning with our adoption of ASU 2020-06 on January 1, 2022 we assumed share settlement of our outstanding Convertible Notes under the if-converted method when calculating GAAP diluted net earnings per share. Since we settled the Convertible Notes in cash on February 15, 2022 and no common share conversion occurred, we have reversed the impacts of applying the if-converted method and included the actual cash interest expense in calculating the adjusted net earnings per share, as well as excluded the assumed share settlement.

(d)	Includes pretax transaction costs and acquisition-related fair value adjustments to inventory and deferred revenue.
(e)	Includes pretax losses from equity method investments. The year ended December 31, 2022 also includes an $8.1 pretax impairment loss on an equity investment.
(f)	The dividend on the mandatory convertible preferred stock was not tax deductible. The tax effect of the adjustments includes all other line items.
(g)

The discrete non-cash tax benefit in 2023 was a result of evaluation of deferred tax assets required due to changes in tax rates in Switzerland. The discrete non-cash tax expense in 2019 was a result of the separation of Vontier.

(h)

The number of shares of common stock corresponding to the mandatory convertible preferred stock in 2019 assumes the conversion of all 1.38 million shares of preferred stock applying the “if-converted” method and using an average 20-day VWAP of $75.19 as of December 31, 2019.

The sum of the components of adjusted diluted net earnings per share may not equal due to rounding.

Adjusted EBITDA

	Year ended December 31,
	2023	2022	2021	2020
Revenue (GAAP)	$6,065.3	$5,825.7	$5,254.7	$4,634.4
Earnings before income taxes (GAAP)	$990.8	$873.5	$677.5	$1,507.7
Interest expense, net	123.5	98.3	103.2	148.5
Pretax depreciation expense	86.4	83.5	74.7	74.1
Pretax amortization of acquisition related intangible assets and non-cash impairments	375.6	382.1	320.8	309.9
Pretax acquisition and divestiture related items (a)	4.4	27.1	66.8	98.9
Pretax discrete restructuring charges	58.6	—	12.2	27.6
Pretax losses from equity investments (b)	17.3	17.3	11.6	4.3
Pretax Russia exit and wind down costs	—	17.9	—	—
Pretax (gain) loss on sale of business	—	(0.5)	—	—
Pretax loss on debt extinguishment, net of gain on Vontier common stock	—	—	47.9	(1,119.2)
Pretax gain on litigation resolution	—	—	(29.9)	—
Pretax gain on disposition of assets	—	—	—	(5.3)

Adjusted earnings before interest, taxes, depreciation and amortization (Non-GAAP)	$1,656.6	$1,499.2	$1,284.8	$1,046.5

Pretax profit margin	16.3%	15.0%	12.9%	32.5%
Adj EBITDA Margin	27.3%	25.7%	24.5%	22.6%

(a)	Includes pretax transaction costs and acquisition-related fair value adjustments to inventory and deferred revenue.
(b)	Includes pretax losses from equity method investments. The year ended December 31, 2022 also includes an $8.1 pretax impairment loss on equity impairment.

Adjusted Gross Profit Margin

	Three Months Ended December 31,		Year ended December 31,
	2023	2022	2023				2022
	Fortive	Fortive	IOS	PT	AHS	Fortive
Revenue (GAAP)	$1,583.7	$1,529.9	$2,612.2	$2,132.8	$1,320.3	$6,065.3	$5,825.7
Gross Profit (GAAP)	947.5	892.5	1,737.2	1,132.9	724.0	3,594.1	3,363.4
Acquisition-related fair value adjustments to inventory	—	—	—	—	—	—	0.7
Discrete Restructuring Charges	10.3	—	2.6	11.3	2.7	16.6	—

Adjusted Gross Profit (Non-GAAP)	$957.8	$892.5	$1,739.8	$1,144.2	$726.7	$3,610.6	$3,364.1

Gross Profit Margin (GAAP)	59.8%	58.3%	66.5%	53.1%	54.8%	59.3%	57.7%
Adjusted Gross Profit Margin (Non-GAAP)	60.5%	58.3%	66.6%	53.6%	55.0%	59.5%	57.7%

The sum of the components of adjusted gross profit may not equal due to rounding.

Core Revenue Growth

We use the term “core revenue growth” when referring to a corresponding year-over-year GAAP revenue measure, excluding (1) the impact from acquired or divested businesses and (2) the impact of currency translation. References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition, less the amount of sales attributable to certain divested businesses or product lines not considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired businesses) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses) after applying the current period foreign exchange rates to the prior year period.

Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of acquisition and divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.

	% Change Three Months Ended December 31, 2023 vs. Comparable 2022 Period	% Change Year Ended December 31, 2023 vs. Comparable 2022 Period
Total Fortive

Total Revenue Growth (GAAP)	3.5%	4.1%

Core (Non-GAAP)	2.7%	4.8%
Acquisitions and divestitures (Non-GAAP)	0.4%	(0.1)%
Impact of currency translation (Non-GAAP)	0.4%	(0.6)%

Intelligent Operating Solutions

Total Revenue Growth (GAAP)		5.9%

Core (Non-GAAP)		5.9%
Acquisitions and divestitures (Non-GAAP)		0.3%
Impact of currency translation (Non-GAAP)		(0.3)%

Precision Technologies

Total Revenue Growth (GAAP)		4.6%

Core (Non-GAAP)		5.1%
Impact of currency translation (Non-GAAP)		(0.5)%

Advanced Healthcare Solutions

Total Revenue Growth (GAAP)		(0.1)%

Core (Non-GAAP)		2.2%
Acquisitions and divestitures (Non-GAAP)		(1.1)%
Impact of currency translation (Non-GAAP)		(1.2)%

Free Cash Flow

We use the term “free cash flow” when referring to cash provided by operating activities calculated according to GAAP less payments for capital expenditures.

Management believes that such non-GAAP measure provides useful information to investors in assessing our ability to generate cash without external financing, fund acquisitions and other investments and, in the absence of refinancing, repay our debt obligations. However, it should be noted that free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that we have committed to, such as debt service requirements and other non-discretionary expenditures.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022	2019
Operating Cash Flows (GAAP)	$446.8	$464.2	$1,353.6	$1,303.2	702.0
Less: purchases of property, plant & equipment (capital expenditures) (GAAP)	(34.1)	(36.1)	(107.8)	(95.8)	(74.5)

Free Cash Flow (Non-GAAP)	$412.7	$428.1	$1,245.8	$1,207.4	$627.5

RISK FACTORS

Investing in the notes involves risks. Before purchasing any notes, you should carefully consider the specific factors discussed below, together with all the other information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or on our behalf we may provide to you in connection with this offering and the documents incorporated and deemed to be incorporated by reference herein and therein. For a further discussion of the risks, uncertainties and assumptions relating to our business, please see the discussion under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by our annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties described below and incorporated herein are those that we have identified as material, but are not the only risks and uncertainties facing us. Our business is also subject to general risks and uncertainties that affect many other companies, such as market conditions, economic conditions, geopolitical events, changes in laws, regulations or accounting rules, fluctuations in interest rates, terrorism, wars or conflicts, major health concerns, natural disasters or other disruptions of expected business conditions. Additional risks and uncertainties not currently known to us or that we currently believe are immaterial also may impair our business, including our results of operations, liquidity and financial condition.

Risk Related to our Business

Our businesses are subject to extensive regulation; failure to comply with those regulations could adversely affect our financial statements and reputation.

In addition to the environmental, health, safety, anti-corruption, and other regulations noted above, our businesses are subject to extensive regulation by U.S. and non-U.S. governmental and self-regulatory entities at the supranational, federal, state, local, and other jurisdictional levels, including the following:

•

we are required to comply with various import laws and export control and economic sanctions laws, which may affect our transactions with certain customers, business partners, and other persons and dealings between our employees and subsidiaries. In certain circumstances, export control and economic sanctions regulations may prohibit the export of certain products, services, and technologies. In other circumstances, we may be required to obtain an export license before exporting the controlled item. Compliance with the various import laws that apply to our businesses can restrict our access to, and increase the cost of obtaining, certain products and at times can interrupt our supply of imported inventory;

•

we also have agreements to sell products and services to government entities and are subject to various statutes and regulations that apply to companies doing business with government entities. The laws governing government contracts differ from the laws governing private contracts. For example, many government contracts contain pricing and other terms and conditions that are not applicable to private contracts. Our agreements with government entities may be subject to termination, reduction, or modification at the convenience of the government or in the event of changes in government requirements, reductions in federal spending and other factors, and we may underestimate our costs of performing under the contract. Government contracts that have been awarded to us following a bid process could become the subject of a bid protest by a losing bidder, which could result in loss of the contract. We are also subject to investigation and audit for compliance with the requirements governing government contracts;

•

we are also required to comply with increasingly complex and changing data privacy regulations in multiple jurisdictions that regulate the collection, use, protection, and transfer of personal data, including the transfer of personal data between or among countries. In particular, the General Data Protection Regulation became effective in the European Union in May 2018 and the California Consumer Privacy Act became effective in January 2020. We may also face audits or investigations by one or more domestic or foreign government agencies relating to our compliance with these regulations. An adverse outcome under any such investigation or audit could subject us to fines or other penalties. That or other circumstances related to our collection, use, and transfer of personal data could cause a loss of reputation in the market and/or adversely affect our business and financial position;

•

certain of our products are medical devices that are subject to regulation by the U.S. Food and Drug Administration, by other federal and state governmental agencies, by comparable agencies of other countries and regions, and by certain accrediting bodies. To varying degrees, these regulators require us to comply with laws and regulations governing the development, testing, manufacturing, labeling, marketing, distribution, and post-marketing surveillance of our products. Government authorities may conclude that our business practices do not comply with current or future statutes, regulations, agency guidance or case law. Failure to obtain required regulatory clearances or approvals before marketing our products (or before implementing modifications to or promoting additional indications or uses of our products), other violations of laws or regulations, failure to remediate inspectional observations to the satisfaction of these regulatory authorities, and real or perceived efficacy or safety concerns or trends of adverse events with respect to our products (even after obtaining clearance for distribution) can lead to warning letters, notices to customers, declining sales, loss of customers, loss of market share, remediation and increased compliance costs, recalls, seizures, fines, expenses, injunctions, civil penalties, criminal penalties, consent decrees, administrative detentions, refusals to permit importations, partial or total shutdown of production facilities or the implementation of operating restrictions, narrowing of permitted uses for a product, refusal of the government to grant clearance, and suspension or withdrawal of approvals. Further, defending against any such actions can be costly and time-consuming and may require significant personnel resources. Therefore, even if we are successful in defending against any such actions brought against us, our business may be impaired;

•

we are also subject to the federal False Claims Act (the “FCA”), which imposes civil and criminal liability on individuals or entities that knowingly submit false or fraudulent claims for payment to the government or knowingly make, or cause to be made, a false statement in order to have a false claim paid, including qui tam or whistleblower suits. There are many potential bases for liability under the FCA. In addition, we could be held liable under the FCA if we are deemed to “cause” the submission of false or fraudulent claims; and

•	we are also required to comply with ever changing labor and employment laws and regulations in multiple jurisdictions. These changes could negatively impact our business or financial position.

For example, we recently discovered that Gems Sensors, Inc., an entity that has been merged into Setra Systems, Inc. and now operates as Gems Setra, made certain incorrect representations regarding its status as a small business concern as defined by the Small Business Act for certain contracts that it was awarded by the DLA. As a result, on January 26, 2024, we voluntarily notified the Department of Defense OIG and the DLA of this matter. While we are continuing to investigate, we currently do not expect this matter to have a material adverse effect on our financial condition or results of operations. However, resolution of this matter could subject us to fines or penalties, and we cannot assure you of the timing or outcome of such resolution.

These are not the only regulations that our businesses must comply with. The regulations we are subject to have tended to become more stringent over time and may be inconsistent across jurisdictions. We, our representatives, and the industries in which we operate may at times be under review and/or investigation by regulatory authorities. Failure to comply (or any alleged or perceived failure to comply) with the regulations referenced above or any other regulations could result in civil and criminal, monetary and non-monetary penalties, and any such failure or alleged failure (or becoming subject to a regulatory enforcement investigation) could also damage our reputation, disrupt our business, limit our ability to manufacture, import, export, and sell products and services, result in loss of customers and disbarment from selling to certain federal agencies and cause us to incur significant legal and investigatory fees. Compliance with these and other regulations may also affect our returns on investment, require us to incur significant expenses, or modify our business model or impair our flexibility in modifying product, marketing, pricing, or other strategies for growing our business. Our products and operations are also often subject to the rules of industrial standards bodies such as the International Standards Organization, and failure to comply with these rules could result in withdrawal of certifications needed to sell our products and services and otherwise adversely impact our financial statements.

Significant disruptions in, or breaches in security of, our information technology systems have adversely affected, and in the future could adversely affect, our business.

We rely on information technology systems, some of which are managed by third parties and some of which are managed on a decentralized, independent basis by our operating companies, to process, transmit, and store electronic information (including sensitive data such as confidential business information and personally identifiable data relating to employees, customers, and other business partners), and to manage or support a variety of critical business processes and activities. These systems may be damaged, disrupted, accessed, or shut down due to attacks by computer hackers, nation states, cyber-criminals, computer viruses, error or malfeasance by employee or former employees, power outages, hardware failures, telecommunication or utility failures, catastrophes, or other similar events, and in any such circumstances our system redundancy and other disaster recovery planning may be ineffective or inadequate. In addition, security breaches of our systems or lack of sufficient control in our systems (or the systems of our customers, suppliers or other business partners) could result in the misappropriation, change, destruction, exfiltration or unauthorized disclosure of confidential information or personal data belonging to us or to our employees, partners, customers, or suppliers. Like many multinational corporations, our information technology systems have been subject to computer viruses, malicious codes, and other cyber-attacks that have resulted in disruption of our operations, unauthorized access to confidential information and increased the cost of operations through containment, investigation and remediation efforts, including cybersecurity incidents in the fourth quarter of 2023. Furthermore, we expect to be subject to similar incidents in the future as such attacks become more sophisticated and frequent, any of which may have a material adverse impact on our business continuity, operations or financial results. Increasing use of artificial intelligence may increase these risks. Any of the attacks, breaches, or other disruptions or damage described above, as well as corresponding remediation efforts, can disrupt our operations, delay production and shipments, result in theft of our and our customers’ intellectual property and trade secrets, damage customer and business partner relationships and our reputation, or result in defective products or services, legal claims and proceedings, liability and penalties under privacy laws, and increased costs for security and remediation, each of which could adversely affect our business and financial statements.

We may use artificial intelligence in our business and in our products, and challenges with properly managing its use could result in reputational harm, competitive harm, and legal liability, and adversely affect our results of operations.

We may incorporate artificial intelligence (“AI”) solutions into our products, services and features, and we may leverage AI, including generative AI, in our product development, our operations, and our software programming. Our competitors or other third parties may incorporate AI into their products or operational processes more quickly or more successfully than us, which could impair our ability to compete effectively and adversely affect our results of operations.

In addition, there are significant risks involved in developing and deploying AI and there can be no assurance that the usage of AI will enhance our products or services or be beneficial to our business, including our efficiency or profitability. For example, our AI-related efforts, particularly those related to generative AI, subject us to risks related to accuracy, intellectual property infringement or misappropriation, data privacy, and cybersecurity, among others. It is also uncertain how various laws related to online services, intermediary liability, and other issues will apply to content generated by AI. AI also presents emerging ethical issues, and if our use of AI becomes controversial, we may experience brand or reputational harm, competitive harm, or legal liability. The rapid evolution of AI, including the regulation of AI by government or other regulatory agencies, will require significant resources to develop, test and maintain our platforms, offerings, services, and features to implement AI ethically and minimize any unintended harmful impacts.

Risks Related to the Notes

Public trading markets for the notes may not develop.

The notes are new issues of securities for which no established trading markets exist. Although we intend to apply to list the notes on the New York Stock Exchange, the listing application will be subject to approval by the NYSE, and no assurance can be given that we will be able to list the notes. Even if the notes are listed, no assurance can be given that trading markets for the notes will develop or be maintained, and we have no obligation under the indenture governing the notes to maintain such listing and we may delist any series of the notes at any time. If active trading markets do not develop for the notes, noteholders may not be able to resell them at all or at prices acceptable to them. Although the underwriters for this offering have advised us that they intend to make a market in the notes of each series after completion of the offering, they are not obligated to do so and may discontinue market making at any time.

The market prices of the notes may be volatile.

The market prices of the notes will depend on many factors that may vary over time and some of which are beyond our control, including:

•	our financial performance;

•	the amount of indebtedness we and our subsidiaries have outstanding;

•	market interest rates;

•	the market for similar securities;

•	competition;

•	the size and liquidity of the markets for the notes; and

•	general economic conditions.

As a result of these factors, you may only be able to sell your notes at prices below those you believe to be appropriate, including prices below the price you paid for them.

An increase in interest rates could result in a decrease in the relative value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

Ratings of notes may not reflect all risks of an investment in the notes.

We expect that the notes will be rated by at least one nationally recognized statistical rating organization. Any credit ratings assigned or that will be assigned to the notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings of the notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. An explanation of the significance of any rating may be obtained from the applicable rating agency. Any rating is not a recommendation to purchase, sell or hold the notes. These ratings do not correspond to market price or suitability for a particular investor. Each agency’s rating should be evaluated independently of any other agency’s rating. In addition, ratings prevailing at any time may be lowered or withdrawn in their entirety. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs. As a result, the ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your notes. No report of any rating agency is incorporated by reference herein.

We are a holding company and conduct substantially all of our operations through our subsidiaries. We will depend on our subsidiaries for funds to meet our obligations under the notes.

We are a holding company that conducts substantially all of our operations through our subsidiaries, and our principal sources of funds, including funds to make payments pursuant to the notes, are dividends, distributions, loans or other payments from these subsidiaries. None of our subsidiaries are under any direct obligation to pay or otherwise fund amounts due on the notes, whether in the form of dividends, distributions, loans or other payments to us. In addition, there may be statutory and regulatory limitations on the payment of dividends from certain of our subsidiaries. If sufficient funds are not able to be transferred to us from our subsidiaries, or sufficient cash or liquidity is not otherwise available, we may not be able to make principal or interest payments on outstanding debt, including the notes. In addition, our subsidiaries are permitted under the terms of the indenture governing the notes to incur additional indebtedness that may restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to us. We cannot assure you that the agreements governing the current and future indebtedness of our subsidiaries will permit such subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the notes when due.

The notes do not restrict our and our subsidiaries’ ability to incur additional debt or prohibit us from taking other action that could negatively impact holders of the notes.

We are not restricted from incurring additional indebtedness under the terms of the notes and the indenture governing the notes. In addition, the indenture governing the notes does not limit our ability to guarantee any indebtedness of our subsidiaries or any other person. See “Description of Notes—Covenants” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. Our ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the notes and the indenture governing the notes, including repurchasing indebtedness or common or preferred shares, as applicable, or paying dividends, could have the effect of diminishing our ability to make payments on the notes when due. Additionally, except as set forth under “Description of Notes—Covenants,” “Description of Notes—Consolidation, Merger and Sale of Assets” and “Description of Notes—Change of Control Triggering Event” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus, the indenture governing the notes will not contain any provisions applicable to these notes that would afford holders of the notes protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

We may redeem your notes at our option, which may adversely affect your return.

We may redeem the notes, in whole or in part, at our option at any time or from time to time at the applicable redemption prices described in this prospectus supplement. Prevailing interest rates at the time we redeem any series of the notes may be lower than the interest rate on the notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate equal to or higher than the interest rate on the applicable series of the notes. See “Description of Notes—Optional Redemption” for a more detailed description of the conditions under which we may redeem the notes.

The notes are unsecured and will be effectively junior to our secured indebtedness to the extent of the collateral therefor.

The notes are our unsecured and unsubordinated general obligations. Holders of our secured indebtedness, if any, will have claims that are prior to your claims as holders of the notes, to the extent of the assets securing such indebtedness. If we were to become insolvent or be liquidated, or if payment under any of the agreements governing our secured debt is accelerated, the lenders under such secured debt agreements will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to agreements governing that debt. Accordingly, the secured lenders will have a prior claim on our assets securing such secured debt. In that event, because the notes are not secured by any of our assets, it is possible that there will be no assets remaining from which claims of the holders of the notes can be satisfied or, if any assets remain, the remaining assets might be insufficient to satisfy those claims in full. To the extent that our assets securing secured indebtedness cannot satisfy in full our secured indebtedness, the holders of such indebtedness would have a claim for any shortfall that would rank equally in right of payment with the notes. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of our secured indebtedness, if any. As of December 31, 2023, we had no material secured indebtedness.

Holders of the notes will be structurally subordinated to our subsidiaries’ third-party indebtedness and obligations.

The notes are obligations of Fortive exclusively and not of any of our subsidiaries, and will, therefore, be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, unless such subsidiaries expressly guarantee the notes. The incurrence of other indebtedness or other liabilities by any of our subsidiaries is not prohibited under the indenture governing the notes and could adversely affect our ability to pay our obligations on the notes. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of third-party creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over the claims of our creditors, including holders of the notes. Consequently, the notes will be structurally subordinated to all existing and future liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of December 31, 2023, our subsidiaries had no indebtedness.

The financial performance of Fortive and its subsidiaries and other factors could adversely impact our ability to make payments on the notes.

Our ability to make scheduled payments with respect to our indebtedness, including the notes, will depend on our and our subsidiaries’ financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control.

We may not be able to repurchase all of the notes upon a change of control, which would result in a default under the notes.

Upon the occurrence of a change of control triggering event (as defined herein), unless we have exercised our right to redeem the notes, have defeased the notes or have satisfied and discharged the notes, each holder of the notes will have the right to require us to repurchase all or any part of such holder’s notes at a price in cash equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. If we experience a change of control triggering event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. In addition, our ability to repurchase the notes for cash may be limited by law, or by the terms of other agreements relating to our indebtedness outstanding at that time. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and for holders of the notes. See “Description of Notes—Change of Control Triggering Event.”

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of change of control in the indenture governing the notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain. In addition, some important corporate events, such as leveraged recapitalizations or sale of our company to a public company that does not have a majority shareholder, may not, under the indenture governing the notes, constitute a “change of control” that would require us to repurchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. See “Description of Notes—Change of Control Triggering Event.”

If we were to become subject to a substantially higher rate of U.S. federal, state, local or foreign tax, our cash available for payment on the notes could be substantially reduced.

Changes in our effective tax rates or exposure to additional income tax liabilities or assessments could affect our profitability. In addition, audits by tax authorities could result in additional tax payments for prior periods.

We are subject to income and transaction taxes in the United States and in multiple foreign jurisdictions. As such, changes to applicable tax laws or policies, including interpretations or retroactive applications thereof, could result in a material change in our tax provision, cash taxes paid, and effective tax rate. Furthermore, certain tax laws are inherently ambiguous requiring subjective interpretation on the application thereof. Our interpretation and the corresponding amount of income taxes we pay is, and may in the future continue to be, subject to audits by U.S. federal, state, and local tax authorities and by non-U.S. tax authorities. If these audits result in payments or assessments different from our reserves, our future results may include unfavorable adjustments to our tax liabilities and our financial statements could be adversely affected.

Foreign remittance taxes have not been provided for on undistributed earnings of certain of our non-U.S. subsidiaries to the extent such earnings are considered to be indefinitely reinvested in the operations of those subsidiaries. If our intentions regarding reinvestment of such earnings change, or we determine to repatriate earnings from foreign jurisdictions that had previously been considered permanently reinvested under existing accounting standards, then our income tax provision, cash taxes paid, and effective tax rate could increase.

In addition, changes by the U.S. in relation to international tax reform could increase uncertainty and may adversely affect our income tax provision, cash taxes paid, and effective tax rate. Furthermore, changes in multilateral agreements and the tax laws of foreign jurisdictions could arise as a result of the base erosion and profit shifting project undertaken by the Organisation for Economic Co-operation and Development (the “OECD”) and could significantly increase our tax provision, cash taxes paid, and effective tax rate. The OECD has issued significant global tax policy changes that include both expanded reporting as well as technical global tax policy changes and many countries in which we operate have implemented tax law and administrative changes to align with new OECD policies. Any of the foregoing events could substantially reduce our cash available for payment on the notes.

Holders of the notes will receive payments solely in euro except under the limited circumstances provided herein.

All payments of interest on and the principal of the notes and any redemption price for, or additional amounts with respect to, the notes will be made in euro except under the limited circumstances provided herein. See “Currency Conversion” and “Description of Notes—Issuance in Euros.” We, the underwriters, the trustee and the paying agent will not be obligated to convert, or to assist any registered owner or beneficial owner of such notes in converting, payments of interest, principal, any redemption or repurchase price, or any additional amount in euro made with respect to such notes into U.S. dollars or any other currency.

An investment in the notes by a purchaser whose home currency is not the euro entails significant risks.

An investment in securities which are denominated and payable in a currency other than the currency of the country in which the purchaser is resident or the currency in which the purchaser primarily conducts its business or activities (in each case, the “home currency”) entails significant risks not associated with securities denominated and payable in the home currency. Accordingly, an investment in the notes by a purchaser whose home currency is not the euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and the euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the euro and certain currencies have been highly volatile, and each holder should be aware that such volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of the euro against the holder’s home currency would result in a decrease in the effective yield of the notes below its coupon rate and, in certain circumstances, could result in a loss to the holder.

If, as permitted by the notes, we make payments in U.S. dollars when we are unable to obtain euros, you will be exposed to significant risks if your home currency is not U.S. dollars.

If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euros will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euros. See “Description of Notes—Issuance in Euros.” Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the indenture governing the notes. If your home currency is not U.S. dollars, any such payment will expose you to the significant risks described above under “—An investment in the notes by a purchaser whose home currency is not the euro entails significant risks.”

In a lawsuit for payment on the notes, a noteholder may bear currency exchange risk.

The notes will be governed by, and construed in accordance with, the laws of the State of New York, and a lawsuit for payment on the notes may be heard in a state or federal court in New York state. A New York state statute presently in effect but subject to amendment would require a New York state court hearing such a lawsuit to render its decision or award in euros. The judgment entered on that award, however, will be denominated in U.S. dollars, and converted at the exchange rate prevailing on the date of the judgment’s entry. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time. A Federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply the foregoing New York law.

In courts outside of New York, noteholders may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euros into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Noteholders are exposed to the consequences of denomination of a minimum specified denomination plus a higher integral multiple.

The notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. As is the case with any issue of notes that have a denomination consisting of a minimum specified denomination plus a higher integral multiple of another smaller amount, it is possible that the notes may be traded in amounts in excess of €100,000 (or its equivalent) that are not integral multiples of €100,000 (or its equivalent). In such a case, a noteholder who, as a result of trading such amounts, holds a principal amount of less than the minimum specified denomination may not receive a definitive note in respect of such holding (should definitive notes be printed) and would need to purchase a principal amount of notes such that its holding amounts to the minimum specified denomination.

Your rights as a holder of the notes will be limited so long as the notes are issued as book-entry interests.

Owners of the book-entry interests will not be considered owners or holders of notes unless and until definitive notes are issued in exchange for book-entry interests. Instead, the common depositary (or its nominee) for Euroclear and Clearstream will be the sole registered holder of the global notes.

Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to the Paying Agent, which will make payments to Euroclear and Clearstream. Thereafter, such payments will be credited to Euroclear and Clearstream participants’ accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants. After payment to the common depositary for Euroclear and Clearstream, none of us, the trustee or the paying agent will have any responsibility or liability for any aspect of the records relating to or payments of interest, principal or other amounts to Euroclear and Clearstream, or to owners of book-entry interests. Accordingly, if you own a book-entry interest in the relevant notes, you must rely on the procedures of Euroclear and Clearstream and, if you are not a participant in Euroclear and/or Clearstream, on the procedures of the participant through which you own your interest, to exercise any rights and obligations of a holder of the notes under the indenture.

Owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, if you own a book-entry interest, you will be reliant on the common depositary to act on your instructions and/or will be permitted to act directly only to the extent you have received appropriate proxies to do so from Euroclear and Clearstream or, if applicable, from a participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions or to take any other action on a timely basis.

Similarly, upon the occurrence of an event of default under the indenture, unless and until definitive registered notes are issued in respect of all book-entry interests, if investors own book-entry interests, they will be restricted to acting through Euroclear and Clearstream. The procedures to be implemented through Euroclear and Clearstream may not be adequate to ensure the timely exercise of rights under the notes. See “Description of Notes—Book-Entry Procedures.”

CURRENCY CONVERSION

Principal, premium, if any, and interest payments on the notes, including any payments made upon any redemption of the notes, will be payable in euros. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second business day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in our sole discretion on the basis of the most recently available market exchange rate for euros. See “Description of Notes—Issuance in Euros.” Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default (as defined in the indenture).

Investors will be subject to foreign exchange risks as to payments of principal of, and premium, if any, and interest on, the notes that may have important economic and tax consequences to them. See “Risk Factors.” You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

On February 2, 2024, the euro/U.S. $ rate of exchange was €1.00/U.S. $1.0787, as published by the Board of Governors of the Federal Reserve System.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $1,284.4 million, based on the euro/U.S. $ rate of exchange as of February 7, 2024, after deducting the underwriting discounts and estimated transaction expenses payable by us.

We intend to use the net proceeds from this offering to refinance certain of our outstanding indebtedness, which may include borrowings under our U.S. dollar-denominated commercial paper program and/or our Term Loan Credit Agreement, and for general corporate purposes. The indebtedness we intend to refinance is primarily associated with the funding of the acquisition of EA. We have broad discretion in the use of such proceeds.

As of December 31, 2023, we had outstanding commercial paper notes issued under our U.S. dollar-denominated commercial paper program with a carrying value of approximately $1.2 billion (net of unamortized debt discount). The commercial paper notes under our U.S. dollar-denominated commercial paper program bear varying interest rates generally based on our credit ratings at the time of issuance and prevailing short-term interest rates and have maturities not exceeding 397 days. As of December 31, 2023, outstanding commercial paper notes under our U.S. dollar-denominated commercial paper program bore a weighted-average annual effective rate of approximately 5.7% and had a weighted average maturity of approximately 40 days.

Borrowings under our Term Loan Credit Agreement bear interest at the Company’s option as follows: (1) Term SOFR Loans (as defined in the Term Loan Credit Agreement) bear interest at a variable rate equal to the Term SOFR (as defined in the Term Loan Credit Agreement) plus a margin of between 75 and 125 basis points (depending on the Company’s long-term debt credit rating); and (2) Base Rate Loans (as defined in the Term Loan Credit Agreement) bear interest at a variable rate equal to the Base Rate (as defined in the Term Loan Credit Agreement) plus a margin between 0 and 25 basis points (depending on the Company’s long-term debt credit rating). As of December 31, 2023, the effective interest rate for borrowings under the Term Loan Credit Agreement was approximately 6.5%. Borrowings under the Term Loan Credit Agreement will mature on December 12, 2024.

For a discussion of the terms of our outstanding indebtedness, including our Commercial Paper Programs and our Term Loan Credit Agreement, see “Description of Other Indebtedness.”

Certain of the underwriters or their affiliates may hold a portion of our U.S. dollar-denominated commercial paper program and certain of the underwriters or their affiliates are lenders under our Term Loan Credit Agreement and may receive a portion of the net proceeds of this offering. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

CAPITALIZATION

The following table sets forth the capitalization of Fortive Corporation as of December 31, 2023:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the incurrence of $450.0 million of borrowings under the Delayed-Draw Term Loan due 2024 on January 2, 2024, payment of approximately $1.27 billion of the purchase price of our acquisition of EA from cash on hand on January 3, 2024, the issuance and sale of the notes in this offering and the use of proceeds therefrom to repay borrowings under the Delayed-Draw Term Loan due 2024 and our U.S. dollar-denominated commercial paper, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with “Use of Proceeds” and our consolidated financial statements incorporated by reference in this prospectus supplement, the notes thereto and the other financial data included and incorporated by reference in this prospectus supplement. The as adjusted information may not reflect our cash, short-term debt and capitalization in the future.

	As of December 31, 2023 (1)
	($ in millions)
	Actual	As Adjusted
	(unaudited)
Cash and equivalents (2)	$1,888.8	$618.8

2026 notes offered hereby (3)	$—	$538.7
2029 notes offered hereby (3)	—	754.2
U.S. dollar-denominated commercial paper	1,251.2	970.8
Delayed-Draw Term Loan due 2024 (4)(5)	550.0	—
Euro Term Loan due 2025	303.6	303.6
Yen Term Loan due 2025	102.1	102.1
3.150% Senior Notes due 2026	900.0	900.0
4.300% Senior Notes due 2046	550.0	550.0

Long-term debt	3,656.9	4,119.4
Stockholders’ equity
Common stock, par value $0.01 per share; 2.0 billion shares authorized, 363.7 million shares issued actual, and 350.7 million shares issued and outstanding actual and as adjusted	3.6	3.6
Additional paid-in capital	3,851.3	3,851.3
Treasury shares, at cost	(715.8)	(715.8)
Retained earnings	7,505.9	7,505.9
Accumulated other comprehensive loss	(326.1)	(326.1)

Total Fortive stockholders’ equity	10,318.9	10,318.9
Noncontrolling interests	6.4	6.4

Total stockholders’ equity	10,325.3	10,325.3

Total capitalization	$13,982.2	$14,444.7

(1)	Amounts of debt in this table represent outstanding principal amount rather than the carrying value reflected in balance sheet.
(2)

On January 3, 2024, we funded approximately $1.27 billion of the purchase price of our acquisition of EA from cash on hand. As of January 26, 2024, we had approximately $530 million of cash and cash equivalents.

(3)

The amount in the “As Adjusted” column is the dollar equivalent of the aggregate principal amount of the notes being offered using the exchange rate of €1.00/U.S. $1.0774 as of February 7, 2024, as reported by The Wall Street Journal.

(4)

On January 2, 2024, we drew down an additional $450.0 million of the Delayed-Draw Term Loan due 2024 as a Term SOFR loan and used such borrowings to fund our acquisition of EA. As of the date of this prospectus supplement, $1,000.0 million of borrowings are outstanding under the Delayed-Draw Term Loan due 2024.

(5)	The amount in the “As Adjusted” column reflects repayment of $1,000.0 million of borrowings and $4.0 million of interest and expenses related to such repayment.

DESCRIPTION OF OTHER INDEBTEDNESS

The following section summarizes the terms of our principal indebtedness. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the underlying documents.

Commercial Paper Programs

We periodically issue commercial paper under our U.S. dollar and euro-denominated commercial paper programs (“Commercial Paper Programs”). Under these programs, we may issue unsecured promissory notes with maturities not exceeding 397 and 183 days, respectively.

Credit support for the Commercial Paper Programs is provided by a five-year $2.0 billion senior unsecured revolving credit facility that expires on October 18, 2027 (the “Revolving Credit Facility”). As of December 31, 2023, no borrowings were outstanding under the Revolving Credit Facility. Refer to the section below for further discussion on the Revolving Credit Facility.

The details of our Commercial Paper Programs as of December 31, 2023 were as follows ($ in millions):

	Carrying value (a)	Weighted average annual effective rate	Weighted average maturity (in days)
U.S. dollar-denominated commercial paper	$1,246.8	5.7%	40

(a)	Net of unamortized debt discount.

The availability of the Revolving Credit Facility as a standby liquidity facility to repay maturing commercial paper is an important factor in maintaining the Commercial Paper Programs’ credit ratings. We expect to limit any future borrowings under the Revolving Credit Facility to amounts that would leave sufficient credit available under the facility to allow us to borrow, if needed, to repay any outstanding commercial paper as it matures.

Our ability to access the commercial paper market, and the related costs of these borrowings, is affected by the strength of our credit rating and market conditions. Any downgrade in our credit rating would increase the cost of borrowing under our Commercial Paper Programs and the Revolving Credit Facility, and could limit or preclude our ability to issue commercial paper. If our access to the commercial paper market is adversely affected due to a downgrade, change in market conditions, or otherwise, we would expect to rely on a combination of available cash, operating cash flow, and the Revolving Credit Facility to provide short-term funding. In such event, the cost of borrowings under the Revolving Credit Facility could be higher than the historic cost of commercial paper borrowings.

Proceeds from borrowings under the Commercial Paper Programs are typically available for general corporate purposes, including acquisitions.

We intend to use the net proceeds from this offering to refinance certain of our outstanding indebtedness, which may include borrowings under our U.S. dollar-denominated commercial paper program.

Credit Facilities

Revolving Credit Facility

We have a five-year $2.0 billion Revolving Credit Facility that was last amended on October 18, 2022 (the “Amended and Restated Credit Agreement”), which extended the availability period of the Revolving Credit Facility to October 18, 2027 with an additional two one year extension options at our request and with the consent of the lenders. The Amended and Restated Credit Agreement also contains an option permitting us to request an increase in the amounts available under the Revolving Credit Facility of up to an aggregate additional $1.0 billion.

We are obligated to pay an annual facility fee for the Revolving Credit Facility of between 6.5 and 15 basis points varying according to our long-term debt credit rating. Borrowings under the new Revolving Credit Facility in U.S. Dollars bear interest at a rate equal, at our option, to either (1) Term Secured Overnight Financing Rate (“Term SOFR”), plus a 10 basis points Credit Spread Adjustment (“CSA”) plus a margin of between 68.5 and 110.0 basis points, depending on our long-term debt credit rating or (2) the highest of (a) the Federal funds rate plus 50 basis points, (b) the prime rate, (c) Term SOFR plus 100 basis points and (d) 1.0%, plus in each case a margin between zero and 10 basis points depending on our long-term debt credit rating.

In addition, beginning with our 2023 performance relative to our annual greenhouse gas reduction targets, the interest rate on any borrowings can increase or decrease by 4.0 basis points and the facility fee can increase or decrease by 1.0 basis points, for a maximum impact of an increase or decrease of 5.0 basis points.

The Amended and Restated Credit Agreement requires us to maintain a consolidated net leverage ratio of debt to consolidated EBITDA (as defined in the Amended and Restated Credit Agreement) of less than 3.5 to 1.0. The maximum consolidated net leverage ratio will be increased to 4.0 to 1.0 for the four consecutive full fiscal quarters immediately following the consummation of any acquisition by us in which the purchase price exceeds $250 million. The Amended and Restated Credit Agreement also contains customary representations, warranties, conditions precedent, events of default, indemnities, and affirmative and negative covenants.

Delayed-Draw Term Loan

On December 7, 2023, we entered into a term loan credit agreement, which provides for a delayed-draw term loan facility up to an aggregate principal amount of $1.3 billion (the “Term Loan Credit Agreement”). The Company may draw on the funds under the Term Loan Credit Agreement, in up to three advances, which may be made on or prior to March 31, 2024.

Borrowings under the delayed-draw term loan facility may be Base Rate Loans or Term SOFR Loans, and bear interest as follows: (1) Term SOFR Loans bear interest at a variable rate equal to Term SOFR plus a margin of between 75 and 125 basis points, depending on the Company’s long-term debt credit rating; and (2) Base Rate Loans bear interest at the highest of (a) the Federal funds rate plus 50 basis points, (b) the prime rate, (c) Term SOFR plus 100 basis points and (d) 1.0%, plus in each case a margin between zero and 25 basis points depending on our long-term debt credit rating. In addition, the Company will pay to each lender under the Term Loan Credit Agreement a ticking fee at a rate per annum equal to an amount between 6.5 and 15 basis points, depending on the Company’s long-term debt credit rating, of such lender’s daily maximum aggregate amount of commitments under the Term Loan Credit Agreement, ending on the earlier of March 31, 2024 or termination of the commitments under the Term Loan Credit Agreement. The ticking fee began to accrue on February 5, 2024.

On December 14, 2023, we drew down $550 million of the $1.3 billion available under the delayed-draw senior unsecured term facility (“Delayed-Draw Term Loan due 2024”) as a Term SOFR loan and on January 2, 2024, as part of the funding for the acquisition of EA, we drew down an additional $450 million of the Delayed-Draw Term Loan due 2024 as a Term SOFR loan. The repayment of the principal is due on December 12, 2024. Borrowings under the Delayed-Draw Term Loan due 2024 are prepayable at our option in whole or in part without premium or penalty and amounts borrowed may not be reborrowed once repaid.

We intend to use the net proceeds from this offering to refinance certain of our outstanding indebtedness, which may include borrowings under our Term Loan Credit Agreement.

Euro Term Loan

On June 21, 2022, we entered into a three-year €275 million senior unsecured term facility (“Euro Term Loan”). On June 28, 2022, we drew and converted the entire available balance under the facility, which yielded net proceeds of $290 million. The Euro Term Loan is due on June 23, 2025 and is pre-payable at our option. The Euro Term Loan bears interest at a rate of Euro Interbank Offered Rate (“Euribor”), plus 55 basis points; provided, however that the Euribor may not be less than zero for the Euro Term Loan.

Yen Term Loan

On June 17, 2022, we entered into a three-year, ¥14.4 billion senior unsecured term facility (“Yen Term Loan”). On the same day, we drew and converted the entire available balance under the facility, which yielded net proceeds of $107 million. The Yen Term Loan is due on June 17, 2025 and is pre-payable at our option. The Yen Term Loan bears interest at a rate of Tokyo Term Risk Free Rate (“TORF”), plus 65 basis points; provided, however, that the TORF may not be less than zero for the Yen Term Loan.

Registered Notes

As of December 31, 2023, we had outstanding the following senior notes, collectively the “Registered Notes”:

•	$900 million aggregate principal amount of senior notes due June 15, 2026 issued at 99.644% of their principal amount and bearing interest at the rate of 3.15% per year.

•

$350 million and $200 million aggregate principal amounts of senior notes due June 15, 2046 issued at 99.783% and 101.564%, respectively, of their principal amounts and bearing interest at the rate of 4.30% per year.

Interest on the Registered Notes is payable semi-annually in arrears on June 15 and December 15 of each year.

We may redeem the Registered Notes of the applicable series, in whole or in part, at any time prior to the dates specified in the Registered Notes indenture (the “Call Dates”) by paying the principal amount and the “make-whole” premium specified in the Registered Notes indenture, plus accrued and unpaid interest. Additionally, we may redeem all or any part of the Registered Notes of the applicable series on or after the Call Dates without paying the “make-whole” premium specified in the Registered Notes indenture.

Registered Notes Series	Call Dates
3.150% senior unsecured notes due 2026	March 15, 2026
4.300% senior unsecured notes due 2046	December 15, 2045

If a change of control triggering event occurs, we will, in certain circumstances, be required to make an offer to repurchase the Registered Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest. A change of control triggering event is defined as the occurrence of both a change of control and a rating event, each as defined in the Registered Notes indenture. Except in connection with a change of control triggering event, the Registered Notes do not have any credit rating downgrade triggers that would accelerate the maturity of the Registered Notes.

The Registered Notes contain customary covenants, including limits on the incurrence of certain secured debt and sale/leaseback transactions.

DESCRIPTION OF NOTES

The following description of the terms of the notes, which are referred to in the accompanying prospectus as the “debt securities,” supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus, to which reference is hereby made. You can find the definitions of certain terms used in the following description under the subheading “—Definitions.” In this summary, unless otherwise indicated or the context otherwise requires, the words the “Company,” “Fortive,” we,” “us” and “our” refer only to Fortive Corporation and not to any of its subsidiaries. The 3.700% Notes due 2026 offered hereby (the “2026 notes”) and the 3.700% Notes due 2029 offered hereby (the “2029 notes”) are referred to herein collectively as the “notes.”

General

We will issue €1,200,000,000 aggregate principal amount of notes in this offering, consisting of €500,000,000 aggregate principal amount of 2026 notes and €700,000,000 aggregate principal amount of 2029 notes, under an indenture and a supplemental indenture (together, the “Indenture”) to be entered into by and between us and The Bank of New York Mellon Trust Company, N.A., as Trustee, Registrar and Transfer Agent. The following statements relating to the notes and the Indenture are summaries of certain provisions thereof and are subject to the detailed provisions of the forms of notes and the Indenture, to which reference is hereby made, including the definitions of certain terms therein and those terms made part thereof by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all of these terms, and holders of notes are referred to the forms of notes, the Indenture and the Trust Indenture Act for a statement of those terms.

The notes will be our general unsecured obligations and will rank:

•	without preference or priority among themselves and equally in right of payment with our existing and any future unsecured and unsubordinated indebtedness;

•	senior in right of payment to any of our existing and future indebtedness that is subordinated to the notes;

•	effectively subordinated to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all existing and any future indebtedness and any other liabilities of our subsidiaries.

The 2026 notes will mature on February 13, 2026 and the 2029 notes will mature on August 15, 2029.

The notes will be issued in book-entry form only, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

We derive substantially all of our operating income from, and hold substantially all of our assets through, our subsidiaries. We depend on distributions of cash flow and earnings from our subsidiaries in order to meet our payment obligations under the notes and our other debt obligations. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the notes, or to provide us with funds for our payment obligations with respect thereto, whether by dividends, distributions, loans or otherwise. As a result, the notes are structurally subordinated to the liabilities of our subsidiaries, including trade payables. In addition, provisions of applicable law, such as those limiting the payment of dividends, could limit the ability of our subsidiaries to make payments or other distributions to us, and our subsidiaries could agree to contractual restrictions on their ability to pay dividends or make payments or other distributions to us. As of December 31, 2023, our subsidiaries had no indebtedness.

Except as provided below under “—Covenants—Limitation on Secured Debt,” the Indenture will not limit the amount of debt that we may issue under the Indenture, nor the amount of other debt or securities that we or any of our subsidiaries may issue. We may issue debt securities under the Indenture from time to time in one or more series, each in an amount authorized prior to issuance. Other than the restrictions to be contained in the Indenture on secured debt and sale/leaseback transactions described below under “—Covenants,” and the restrictions described below under “Consolidation, Merger and Sale of Assets” and “Change of Control Triggering Event,” the Indenture will not contain any covenants or other provisions designed to protect holders of the notes in the event that we participate in a highly leveraged or similar transaction or in the event of a change of control. In addition, the Indenture does not limit our ability to guarantee any indebtedness of our subsidiaries or any other person.

Except as provided below, the notes will not be subject to redemption, repurchase or repayment at the option of any holder thereof, upon the occurrence of any particular circumstances or otherwise.

Principal and Interest

The 2026 notes will bear interest at 3.700% per annum and the 2029 notes will bear interest at 3.700% per annum. Interest on the 2026 notes will be paid annually in arrears on February 13 of each year, beginning on February 13, 2025, and the 2029 notes will be paid annually in arrears on August 15 of each year, beginning on August 15, 2024 (each, an “Interest Payment Date”). Interest on an Interest Payment Date will be paid to the persons, or “holders,” in whose names the applicable series of notes is registered on the security register at the close of business on the regular record date. The regular record date for each series of notes will be the business day immediately preceding the related Interest Payment Date. Interest on the notes will be computed on the basis of an ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Markets Association) day count convention.

If any Interest Payment Date, the maturity date or earlier date of redemption for the notes falls on a day that is not a business day, the required payment will be made on the next business day and no interest will accrue or otherwise accumulate on the amount so payable for the period from and after such Interest Payment Date, maturity date or date of redemption, as the case may be.

For purposes of the notes, “business day” means any day, other than a Saturday or Sunday and that, in the City of New York or the City of London, is not a day on which banking institutions are generally authorized or obligated by law to close, and is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET or T2 system), or any successor thereto, operates.

Additional Notes

The notes will initially be limited to an aggregate principal amount of €1,200,000,000, consisting of up to €500,000,000 aggregate principal amount of 2026 notes and up to €700,000,000 aggregate principal amount of 2029 notes. We may, without the consent of holders of the notes offered hereby, increase the principal amount of any series of the notes by issuing additional notes of such series in the future on the same terms and conditions, except for any difference in the issue date, issue price, interest accrued prior to the issue date of the additional notes of such series, and, if applicable, the first interest payment date and the initial interest accrual date with the same CUSIP /ISIN number as the applicable series of the notes offered hereby so long as additional notes of such series are fungible for U.S. federal income tax purposes with the applicable series of the notes offered hereby. Any series of the notes offered by this prospectus supplement and any additional notes of such series would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the Indenture.

Issuance in Euros

Initial holders will be required to pay for the notes in euros, and all payments of principal of, and premium, if any, and interest on, the notes, including any payments made upon any redemption of the notes, will be payable in euros.

If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second business day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in our sole discretion on the basis of the most recently available market exchange rate for euros. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default (as defined in the Indenture). The Trustee shall not be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

Investors will be subject to foreign exchange risks as to payments of principal of, and premium, if any, and interest on, the notes that may have important economic and tax consequences to them. See “Risk Factors” and “United States Federal Income Tax Considerations.”

No Guarantees

The notes will not be guaranteed by any subsidiary of Fortive.

Optional Redemption

Prior to July 15, 2029, for the 2029 notes (one month prior to maturity) (such date, the “2029 notes Par Call Date”), and prior to maturity, for the 2026 notes, the Company may redeem the applicable series of notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (in the case of the 2029 notes, assuming the 2029 notes matured on the 2029 notes Par Call Date), on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the comparable government bond rate (as defined below) plus 20 basis points with respect to the 2026 notes and 25 basis points with respect to the 2029 notes, in each case, less (b) interest accrued to, but not including, the date of redemption; and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

On or after the 2029 notes Par Call Date, the Company may redeem the 2029 notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2029 notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

“Comparable government bond” means, in relation to any comparable government bond rate calculation, at the discretion of an independent investment banker selected by the Company, a bond that is a direct obligation of the Federal Republic of Germany (a “German government bond”) whose maturity is closest to the maturity date (in the case of the 2026 notes) and the 2029 notes Par Call Date (in the case of the 2029 notes), or if such independent investment banker in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment banker may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the comparable government bond rate.

“Comparable government bond rate” means the yield (rounded to three decimal places, with 0.0005 being rounded upwards) of the comparable government bond on the third business day prior to the date fixed for redemption, calculated on the basis of the middle market price of such comparable government bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment banker selected by the Company and calculated in accordance with generally accepted market practice at the time.

“Independent investment banker” means any of BNP Paribas and Morgan Stanley & Co. International plc (or their respective successors), or if each such firm is unwilling or unable to select the comparable government bond, an independent investment banking institution of international standing appointed by the Company.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed and may, at our discretion, be subject to one or more conditions precedent including any related change of control or other corporate transactions. In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such redemption date be delayed to a date later than 60 days after the date on which such notice was transmitted), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed.

In the case of a partial redemption of any series of the notes, selection of the applicable series of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of €100,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by Euroclear or Clearstream (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the applicable series of notes or portions thereof called for redemption.

Redemption for Tax Reasons

We may, at our option, redeem the applicable series of notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of such series of notes to be redeemed, together with any accrued and unpaid interest thereon to, but not including, the redemption date, at any time, if as a result of any change in, or amendment to, the laws, regulations, treaties, or rulings of the United States or any political subdivision of or in the United States or any taxing authority thereof or therein affecting taxation, or any change in, or amendment to, the application, official interpretation, administration or enforcement of such laws, regulations, treaties or rulings (including a holding by a court of competent jurisdiction in the United States), which change or amendment is enacted, adopted, announced or becomes effective on or after the date of this prospectus supplement, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts with respect to the applicable series of notes.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

Payment of Additional Amounts

All payments in respect of the notes will be made by or on behalf of us without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by (i) the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the United States or any political subdivision thereof), we will pay to a holder who is not a United States person such additional amounts on the notes as are necessary in order that the net payment by us or the Paying Agent of the principal of, and premium, if any, and interest on, the notes to such holder, after such withholding or deduction, will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(1) to any tax, assessment or other governmental charge that would not have been imposed but for the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a) being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States or having or having had a qualified business unit which has the United States dollar as its functional currency;

(b) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes, the receipt of any payment or the enforcement of any rights thereunder) or being considered as having such relationship, including being or having been a citizen or resident of the United States;

(c) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a foreign personal holding company that has accumulated earnings to avoid United States federal income tax;

(d) being or having been an owner of a 10% or greater interest in the voting power of the Company within the meaning of Section 871(h)(3) of the Code or any successor provision; or

(e) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Section 881(c)(3)(A) of the Code or any successor provision;

(2) to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3) to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge (including, for the avoidance of doubt, any backup withholding tax imposed pursuant to Section 3406 of the Code (or any amended or successor provision));

(4) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;

(5) to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6) to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(7) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;

(8) to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(9) to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code and related Treasury regulations, pronouncements relating thereto or official interpretations thereof or any successor provisions, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement entered into between the United States and any other governmental authority in connection with the implementation of the foregoing and any regulations or official law, agreement or interpretations thereof implementing an intergovernmental approach thereto; or

(10) in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8) and (9).

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “—Payment of Additional Amounts,” we will not be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used under this heading “—Payment of Additional Amounts” and under the heading “—Redemption for Tax Reasons,” the term “United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof), and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, including an entity treated as a corporation for Unites States income tax purposes, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Covenants

Limitation on Secured Debt

We will not, and will not permit any Subsidiary (as defined below) to, create, assume, or guarantee any Secured Debt (as defined below) without making effective provision for securing the notes equally and ratably with such Secured Debt. This covenant does not apply to indebtedness secured by:

•

purchase money mortgages created to secure payment for the acquisition or construction of any property including, but not limited to, any indebtedness incurred by us or a Subsidiary prior to, at the time of, or within 18 months after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price of such property or construction or improvements on such property;

•

mortgages, pledges, liens, security interest or encumbrances (collectively referred to as security interests) on property, or any conditional sales agreement or any title retention with respect to property, existing at the time of acquisition thereof, whether or not assumed by us or a Subsidiary;

•	security interests on property or shares of capital stock or indebtedness of any corporation or firm existing at the time such corporation or firm becomes a Subsidiary;

•

security interests in property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with us or a Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to us or a Subsidiary, provided that no such security interests shall extend to any other Principal Property (as defined below) of ours or such Subsidiary prior to such acquisition or to other Principal Property thereafter acquired other than additions or improvements to the acquired property;

•

security interests on our property or property of a Subsidiary in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue type) in order to permit us or any Subsidiary to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;

•	security interests on any property or assets of any Subsidiary to secure indebtedness owing by it to us or to another Subsidiary;

•

liens securing reimbursement obligations with respect to letters of credit related to trade payables and issued in the ordinary course of business, which liens encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

•

liens encumbering customary initial deposits and margin deposits and other liens in the ordinary course of business, in each case securing indebtedness under any interest swap obligations and currency agreements and forward contract, option, futures contracts, futures options or similar agreements or arrangements designed to protect Fortive or any of its Subsidiaries from fluctuations in interest rates or currencies; or

•	any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any security interest referred to in the foregoing bullets.

Limitation on Sale and Leaseback Transactions

We will not, and will not permit any Subsidiary to, enter any lease longer than three years (excluding leases of newly acquired, improved or constructed property) covering any Principal Property of ours or any Subsidiary that is sold to any other person in connection with such lease (a “Sale and Leaseback Transaction”), unless either:

•

we or such Subsidiary would be entitled, without equally and ratably securing the notes, to incur indebtedness secured by a mortgage on the Principal Property leased pursuant to any of the bullets referenced above under “—Limitation on Secured Debt,” or

•

an amount equal to the value of the Principal Property so leased is applied to the retirement, within 180 days of the effective date of such arrangement, of indebtedness for borrowed money incurred or assumed by us or a Subsidiary which is recorded as Funded Debt (as defined below) as shown on our most recent consolidated balance sheet and which in the case of such indebtedness of ours, is not subordinate and junior in right of payment to the prior payment of the notes.

In addition, permitted Sale and Leaseback Transactions not subject to the limitation above and the provisions described in “—Limitation on Secured Debt” above include leases between only Fortive and a wholly-owned Subsidiary of Fortive or only between wholly-owned Subsidiaries of Fortive.

Classification

For purposes of determining compliance with the limitations on Secured Debt and Sale and Leaseback Transactions, (a) a lien securing an item of Secured Debt need not be permitted solely by reference to one category (or portion thereof) described above, but may be permitted in part under any combination thereof and (b) in the event that a lien securing an item of Secured Debt (or any portion thereof) meets the criteria of one or more of the categories (or portions thereof), we may, in our sole discretion, divide, classify or reclassify, or later divide, classify, or reclassify, such lien securing such item of Secured Debt (or any portion thereof) in any manner that complies (based on circumstances existing at the time of such division, classification or reclassification) with the limitation on Secured Debt and Sale and Leaseback Transactions.

Exempted Indebtedness

Notwithstanding the limitations on Secured Debt and Sale and Leaseback Transactions described above, we and any one or more Subsidiaries may, without securing the notes, issue, assume, or guarantee Secured Debt or enter into any Sale and Leaseback Transaction which would otherwise be subject to the foregoing restrictions; provided that, after giving effect thereto, the aggregate amount of such Secured Debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) and the Attributable Debt (as defined below) of Sale and Leaseback Transactions, other than Sale and Leaseback Transactions described in either bullet of the first paragraph under the heading “—Limitation on Sale and Leaseback Transactions”, at such time does not exceed 15% of Consolidated Net Assets (as defined below).

Definitions

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the lease involved in such Sale and Leaseback Transaction, as determined in good faith by us) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Consolidated Assets” means the aggregate of all assets of us and our Subsidiaries (including the value of all existing Sale and Leaseback Transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with GAAP), appearing on the most recent available consolidated balance sheet of us and our Subsidiaries at their net book values, after deducting related depreciation, amortization and other valuation reserves, all prepared in accordance with GAAP.

“Consolidated Current Liabilities” means the aggregate of the current liabilities of us and our Subsidiaries appearing on the most recent available consolidated balance sheet of us and our Subsidiaries, all in accordance with GAAP (excluding current maturities of long-term debt and obligations under capitalized leases).

“Consolidated Net Assets” means Consolidated Assets after deduction of Consolidated Current Liabilities.

“Funded Debt” means all indebtedness for money borrowed having a maturity of more than twelve months from the date of the most recent available consolidated balance sheet of us and our Subsidiaries or renewable and extendable beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under GAAP would be shown on our consolidated balance sheet as a liability item other than a current liability; provided, however, that Funded Debt shall not include any of the foregoing to the extent that such indebtedness or obligations are not required by GAAP to be shown on our balance sheet.

“GAAP” means U.S. generally accepted accounting principles and interpretations thereof, consistently applied, which are in effect as of the date of the Indenture; provided that leases shall continue to be classified and accounted for on a basis consistent with GAAP as in effect as of December 31, 2017, notwithstanding any change in GAAP related thereto (including pursuant to Accounting Standard Codification Topic 842) and the Company shall not be required to provide any reconciliation thereof to GAAP.

“Principal Property” means any manufacturing plant, warehouse, office building or single parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by us or any Subsidiary and located in the United States, whether owned on the date of the Indenture or thereafter; provided each such plant, warehouse, office building or parcel of real property has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of two percent of the Consolidated Net Assets of us and our Subsidiaries, other than any such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of our board of directors (evidenced by a certified board resolution delivered to the Trustee), is not of material importance to the business conducted by us and our Subsidiaries taken as a whole.

“Secured Debt” means indebtedness for borrowed money and any Funded Debt which, in each case, is secured by a security interest in:

•	any Principal Property, or

•	any shares of capital stock or indebtedness of any Subsidiary that owns a Principal Property.

“Subsidiary” means any corporation or other entity (including, without limitation, partnerships, joint ventures and associations) of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation or other entity (irrespective of whether or not at the time the stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any such contingency) is at the time directly or indirectly owned by Fortive, or by one or more Subsidiaries of Fortive, or by Fortive and one or more other Subsidiaries.

Events of Default

The Indenture defines an event of default with respect to any series of notes as being:

(1) failure to pay interest on that series of notes for 30 days past the applicable due date;

(2) failure to pay principal of, or premium, if any, on that series of notes when due (whether at maturity, upon acceleration, redemption or otherwise);

(3) failure to perform, or breach of, any other covenant, agreement or warranty for the benefit of the holders of that series of notes, other than a covenant, agreement or warranty a default in whose performance or breach is dealt with elsewhere in the Indenture, which continues for 90 days after written notice from the Trustee or holders of 25% of the outstanding principal amount of notes of that series;

(4) (a) failure to pay principal of, premium on, if any, or interest, if any, under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by Fortive or any Subsidiary of Fortive (or the payment of which is guaranteed by Fortive or any Subsidiary of Fortive), other than any such indebtedness for borrowed money owed to Fortive or any wholly-

owned Subsidiary of Fortive, whether such indebtedness or guarantee now exists, or is created after the date of the Indenture prior to the expiration of the grace period provided in such indebtedness (a “Payment Default”); or (b) acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $80.0 million or more; or

(5) specified events relating to the bankruptcy, insolvency or reorganization of Fortive.

The Trustee is required to give holders of the particular series of notes written notice of a default with respect to that series of notes as provided by the Trust Indenture Act. In the case of any default of the character described in clause (3) of the immediately preceding paragraph, no such notice to holders must be given until at least 60 days after the occurrence of that default. An event of default with respect to one series of notes is not necessarily an event of default for another series.

If there is an event of default with respect to a series of notes, which continues for the requisite amount of time, either the Trustee or holders of at least 25% of the aggregate principal amount outstanding of notes of that series may declare the principal amount of such series of notes to be due and payable immediately, except that if an event of default occurs due to bankruptcy, insolvency or reorganization of Fortive as provided in the Indenture, then the principal of and interest on such series of notes shall become due and payable immediately without any act by the Trustee or any holder of that series of notes. However, at any time after an acceleration with respect to a series of notes has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding principal amount of notes of that series may, under certain circumstances, rescind and annul such acceleration.

The holders of a majority in aggregate principal amount outstanding of a series of notes may, on behalf of the holders of the notes of that series, waive any past default or event of default and its consequences for that series, except (1) a default in the payment of the principal, premium, or interest with respect to notes of that series or (2) a default with respect to a provision of the Indenture that cannot be amended without the consent of each holder affected by the amendment. In case of a waiver of a default, that default shall cease to exist, and any event of default arising from that default shall be deemed to have been cured for all purposes. The holders of a majority in aggregate principal amount outstanding of a series of notes may also, on behalf of the holders of the notes of that series, waive, with respect to that series, our compliance with certain restrictive covenants in the Indenture.

If an event of default specified in clause (4) above occurs, such event of default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders, if within 20 days after such event of default arose, (x) the indebtedness or guarantee that is the basis for such event of default has been discharged, or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such event of default, or (z) if the default that is the basis for such event of default has been cured or is no longer continuing.

If any event which is, or after notice or lapse of time or both would become, an event of default (collectively referred to in this paragraph as a default) occurs and is continuing with respect to a series of notes and if the Trustee has received written notice of such default, the Trustee will transmit to each holder of such notes of that series notice of such default within 90 days after receipt of such notice by the Trustee. Except in the case of default in the payment of principal, premium, or interest with respect to notes of that series the Trustee may withhold such notice if and so long as the corporate trust committee or a committee of specified responsible officers of the Trustee in good faith determines that withholding the notice is in the interests of the holders of such notes of that series.

A holder of any series of notes may institute a suit against us for enforcement of such holder’s rights under the Indenture, for the appointment of a receiver or trustee, or for any other remedy only if the following conditions are satisfied:

•	the holder gives the Trustee written notice of a continuing event of default with respect to the notes of the series held by that holder;

•

holders of at least 25% of the aggregate principal amount of the outstanding principal amount of notes of that series make a request, in writing, and offer indemnity reasonably satisfactory to the Trustee for the Trustee to institute the requested proceeding;

•

the Trustee does not receive direction contrary to the holder’s request from holders of a majority in aggregate principal amount outstanding of that series of notes within 60 days following such notice, request and offer of indemnity under the terms of the Indenture; and

•	the Trustee does not institute the requested proceeding within 60 days following such notice.

The Indenture requires us to annually deliver to the Trustee a statement as to performance of our obligations under the Indenture and as to any defaults.

A default in the payment of the notes, or a default with respect to the notes that causes them to be accelerated, may give rise to a cross-default under our other indebtedness.

Consolidation, Merger and Sale of Assets

The Indenture will prohibit us from consolidating with or merging into another business entity, or conveying, transferring or leasing our properties and assets substantially as an entirety to any business entity, unless:

•

the surviving or acquiring entity is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and it expressly assumes our obligations with respect to the notes by executing a supplemental indenture;

•

immediately after giving effect to the transaction, no event of default, or event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•

we have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the Indenture and all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Modification and Waiver

We and the Trustee may enter into supplemental indentures for the purpose of modifying or amending the Indenture with the consent of holders of at least a majority in aggregate principal amount of each series of notes affected. However, the consent of all of the holders of each series of notes that are affected thereby is required for any of the following modifications or amendments, among others:

•

to reduce the percentage in principal amount of notes of any series whose holders must consent to a supplemental indenture, or consent to any waiver of compliance with certain provisions of the Indenture, or consent to certain defaults under the Indenture, in each case as provided for in the Indenture;

•	to reduce the rate of, or change the stated maturity of any installment of, interest on any series of notes;

•	to reduce the principal of or change the stated maturity of principal of, or any installment of principal of or interest on, any series of notes;

•	to reduce the premium payable upon the redemption of any series of notes;

•	to make any series of notes, or any premium or interest thereon, payable in a currency other than that stated in that series of notes;

•	to change any place of payment where any series of notes or any premium or interest thereon is payable;

•

to impair the right to bring a lawsuit for the enforcement of any payment on or after the stated maturity of any series of notes (or in the case of redemption, on or after the date fixed for redemption);

•	to modify the provisions of the Indenture with respect to subordination of debt securities in a manner adverse to any registered holder of any series of notes; or

•

generally, to modify any of the above provisions of the Indenture or any provisions providing for the waiver of past defaults or waiver of compliance with certain covenants, except to increase the percentage in principal amount of notes of any series whose holders must consent to an amendment or waiver, as applicable, or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each series of notes affected by the modification or waiver.

In addition, we and the Trustee may enter into supplemental indentures for the purpose of modifying or amending the Indenture without the consent of the holders of the notes for one or more of the following purposes:

•	to evidence that another person has become our successor and that the successor assumes our covenants, agreements, and obligations in the Indenture and in the notes;

•	to surrender any of our rights or powers under the Indenture, or to add to our covenants further covenants for the protection of the holders of all or any series of notes;

•	to add any additional events of default for the benefit of the holders of all or any series notes;

•

to cure any ambiguity, to correct any mistake, to correct or supplement any provision in the Indenture that may be defective or inconsistent with any other provision in the Indenture, or to make other provisions in regard to matters or questions arising under the Indenture;

•	to conform any provision in the Indenture to this “Description of Notes;”

•	to secure the notes; or

•

to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the notes of one or more series and to add to or change any of the provisions of the Indenture as necessary to provide for the administration of the Indenture by more than one trustee.

Change of Control Triggering Event

If a change of control triggering event occurs, unless, with respect to any series of the notes, we have exercised our option to redeem such series of the notes as described above, we will be required to make an offer (the “change of control offer”) to each holder of each series of the notes to repurchase all or any part (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of that holder’s notes on the terms set forth in the notes. In the change of control offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of the notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to, but not including, the date of repurchase (the “change of control payment”). Within 30 days following any change of control triggering event or, at our option, prior to any change of control, but after public announcement of the transaction that constitutes or may constitute the change of control, a notice will be mailed to holders of each applicable series of the notes describing the transaction that constitutes or may constitute the change of control triggering event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is mailed (the “change of control payment date”).

The notice will, if mailed prior to the date of the consummation of the change of control, state that the offer to purchase is conditioned on the change of control triggering event occurring on or prior to the change of control payment date.

On the change of control payment date, we will, to the extent lawful:

•	accept for payment all the notes or portions of the notes properly tendered pursuant to the change of control offer;

•	deposit with the Paying Agent an amount equal to the change of control payment in respect of all the notes or portions of the notes properly tendered; and

•

deliver or cause to be delivered to the Trustee the notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of the notes or portions of the notes being repurchased.

We will not be required to make a change of control offer upon the occurrence of a change of control triggering event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all the notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the change of control payment date an event of default under the Indenture, other than a default in the payment of the change of control payment upon a change of control triggering event.

We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control triggering event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the notes by virtue of any such conflict.

For purposes of the change of control offer provisions of the notes, the following terms are applicable:

“Change of control” means the occurrence of any of the following:

•

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is defined in Section 13(d)(3) of the Exchange Act) (other than (a) Fortive or one of its subsidiaries or (b) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of Fortive’s voting stock or other voting stock into which its voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or

•

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of Fortive’s assets and the assets of Fortive’s subsidiaries taken as a whole, to any “person” (as that term is defined in Section 13(d)(3) of the Exchange Act) (other than Fortive or one of its subsidiaries).

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (A) Fortive becomes a direct or indirect wholly-owned subsidiary of a holding company and (B)(i) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Fortive’s voting stock immediately prior to that transaction or (ii) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of Fortive’s and its subsidiaries’ assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase such holder’s notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of Fortive’s and Fortive’s subsidiaries’ assets taken as a whole to another person or group may be uncertain.

“Change of control triggering event” means the occurrence of both a change of control and a rating event. No change of control triggering event will be deemed to have occurred in connection with any particular change of control unless and until such change of control has actually been consummated.

“Investment grade rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Fortive.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Rating agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the applicable series of the notes or fails to make a rating of the applicable series of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating event” means the rating on the applicable series of notes is lowered by each of the rating agencies and such series of notes is rated below an investment grade rating by each of the rating agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the applicable series of notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a change of control and (2) public notice of the occurrence of a change of control or our intention to effect a change of control; provided, however, that a rating event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular change of control (and thus will not be deemed a rating event for purposes of the definition of change of control triggering event) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at our or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control has occurred at the time of the rating event).

“S&P” means S&P Global Ratings Services (a division of S&P Global Inc.), and its successors.

“Voting stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Legal Defeasance and Covenant Defeasance

The Indenture will provide that we may elect either:

•	legal defeasance, which permits us to defease and be discharged from, subject to limitations, all of our obligations with respect to the notes of a series; or

•

covenant defeasance, which permits us to be released from our obligations to comply with certain covenants relating to the notes of a series, including those described under “Covenants” and “Consolidation, Merger and Sale of Assets,” and the occurrence of an event described in clause (3) under “Events of Default” with respect to any such covenants will no longer be an event of default.

We may invoke legal defeasance or covenant defeasance with respect to any series of notes only if:

•

we irrevocably deposit with the Trustee, in trust, funds, government obligations (taking into account payment of principal and interest thereon in accordance with their terms) or a combination thereof which will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on the notes of that series;

•

we deliver to the Trustee a certificate from a nationally recognized firm of independent accountants or investment bank expressing their opinion that the payments of principal, premium and interest when due on the deposited government obligations, plus any deposited money will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, and interest when due with respect to the notes of that series to maturity or redemption, as the case may be;

•

no event which is, or after notice or lapse of time would become, an event of default under the Indenture shall have occurred and be continuing at the time of such deposit or, with regard to any default relating to our bankruptcy, insolvency or reorganization, at any time on or prior to the 90th day after such deposit;

•

the deposit does not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all notes under the Indenture are in default within the meaning of such Act);

•	the deposit is not a default under any other agreement binding on us;

•

such deposit will not result in the trust arising from such deposit constituting an investment company under the Investment Company Act of 1940, as amended, unless such trust is registered under, or exempt from, such Act;

•

we deliver to the Trustee an opinion of counsel to the effect that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of legal defeasance, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us, or otherwise a change in applicable federal income tax law occurring after the date of the Indenture;

•	if the notes are to be redeemed prior to the stated maturity, notice of such redemption shall have been duly given or provision for such notice satisfactory to the Trustee shall have been made; and

•

we deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the notes of that series as contemplated by the Indenture have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and cease to be of any further effect as to all outstanding notes of any series if:

•	we have delivered to the Trustee for cancellation all notes of that series (with certain limited exceptions); or

•

all notes of that series not previously delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee, and in any such case we have deposited with the Trustee, in trust, funds, government obligations or a combination thereof in an amount sufficient to pay at maturity or upon redemption all of the principal, premium and interest due with respect to those notes;

and if, in either case, we also pay or cause to be paid all other sums payable under the Indenture by us and deliver to the Trustee an officer’s certificate and opinion of counsel stating that all conditions precedent to the satisfaction and discharge of the Indenture have been complied with.

For purposes of the legal defeasance and covenant defeasance and the satisfaction and discharge provisions, government obligations means (i) a direct obligation of the Federal Republic of Germany or any country that is a member of the European Monetary Union whose long-term debt is rated “A1” or higher by Moody’s or “A+” or higher by S&P or the equivalent rating category of another internationally recognized rating agency on the issue date of the notes for the payment of which the full faith and credit of the Federal Republic of Germany or such country, respectively, is pledged or (ii) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the Federal Republic of Germany or any such country the payment of which is unconditionally guaranteed as a full faith and credit obligation by the Federal Republic of Germany or such country, respectively, which, in either case of clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof.

Payment and Paying Agents

The paying agent for the notes will initially be The Bank of New York Mellon, London Branch (the “Paying Agent”).

Payment of interest on the notes on any Interest Payment Date will be made to the person in whose name the note is registered at the close of business on the regular record date for such interest payment.

We will pay the principal of, premium, if any, and interest on the notes either at the office of the Paying Agent or, if we elect, we may pay interest by mailing a check to your address as it appears on our register or by wire transfer to an account maintained by the person entitled thereto as specified in the securities register. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we are required to maintain a paying agent in each place of payment for the notes.

All moneys paid by us to a paying agent or the Trustee, or held, for the payment of the principal of or any premium or interest on the notes which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, or discharged from trust, and the holder of such notes shall thereafter, as an unsecured general creditor, look only to us for payment thereof, subject to applicable escheat laws.

Book-Entry Procedures

We have obtained the information in this section concerning Clearstream (as defined below), Euroclear (as defined below), and the book-entry systems and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.

Global Clearance and Settlement

The notes will be issued in the form of one or more global notes in fully registered form, without coupons, and will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary, for, and in respect of interests held through, Euroclear and Clearstream. Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees.

Beneficial interests in the global notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests will be in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Investors may hold notes directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

For so long as the notes are represented by a global note deposited with, and registered in the name of a nominee for, a common depositary for Euroclear and/or Clearstream, each person (other than Euroclear or Clearstream) who is for the time being shown in the records of Euroclear or of Clearstream as the holder of a particular nominal amount of the notes (in which regard any certificate or other document issued by Euroclear or Clearstream as to the nominal amount of the notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall upon their receipt of a certificate or other document be treated by us and the Trustee as the holder of such nominal amount of the notes and the registered holder of the global note shall be deemed not to be the holder for all purposes other than with respect to the payment of principal or interest on such nominal amount of the notes, for which purpose the registered holder of the relevant global note shall be treated by us and the Trustee as the holder of such nominal amount of the notes in accordance with and subject to the terms of the global note and the expressions “noteholder” and “holder of notes” and related expressions shall be construed accordingly.

We have been advised by Clearstream and Euroclear, respectively, as follows:

Clearstream

Clearstream Banking S.A. (“Clearstream”), has advised that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) to facilitate the settlement of trades between the nominees of Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant, either directly or indirectly.

Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear

Euroclear Bank SA/NV (“Euroclear”) has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.

Euroclear and Clearstream Arrangements

So long as Euroclear or Clearstream or their nominee or their common depositary is the registered holder of the global notes, Euroclear, Clearstream or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the Indenture and the notes. Payments of principal, interest and additional amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream, such nominee or such common depositary, as the case may be, as registered holder thereof. None of us, the Trustee, any underwriter and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”)) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Distributions of principal, premium, if any, and interest with respect to the global notes will be credited in euros to the extent received by Euroclear or Clearstream from the Paying Agent to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.

Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

Initial Settlement

We understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Subject to applicable procedures of Clearstream and Euroclear, notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value of the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in global registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the Indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Exchange of Global Notes for Certificated Notes

Subject to certain conditions, the notes represented by the global notes are exchangeable for certificated notes in definitive form of like tenor in minimum denominations of €100,000 principal amount and integral multiples of €1,000 in excess thereof if:

(1) the common depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for the global notes and we fail to appoint a successor depositary within 90 calendar days;

(2) we, at our option, notify the Trustee in writing that we elect to cause the issuance of certificated notes; or

(3) there has occurred and is continuing an event of default (as defined in the Indenture) with respect to the notes.

In all cases, certificated notes delivered in exchange for any global note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the common depositary (in accordance with its customary procedures).

Payments (including principal, premium and interest) and transfers with respect to notes in certificated form may be executed at the office or agency maintained for such purpose in London (initially the corporate trust office of the Paying Agent) or, at our option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the notes (maintained by the Registrar), provided that all payments (including principal, premium and interest) on notes in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. will be the trustee under the Indenture (the “Trustee”). We may maintain deposit accounts and conduct other banking transactions with the Trustee in the ordinary course of business.

Governing Law

The Indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

Waiver of Jury Trial

The Indenture will provide that each of us and the Trustee by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the notes or the transactions contemplated thereby.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes as of the date hereof to holders that acquire notes for cash at their original issue price pursuant to this offering. The summary is based on the Internal Revenue Code of 1986, as amended (“Code”), Treasury Regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect).

This discussion does not address all of the tax considerations that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as financial institutions, broker-dealers, insurance companies, regulated investment companies, real estate investment trusts, cooperatives, controlled foreign corporations, passive foreign investment companies, taxpayers subject to special tax accounting rules, traders in securities that elect to apply a mark-to-market method of tax accounting, persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to their financial statements under section 451 of the Code, expatriates, tax-exempt organizations, or persons that are, or hold their notes through, partnerships or other pass-through entities), or to persons who hold the notes as part of a straddle, hedge, conversion, synthetic security, or constructive sale transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below.

In addition, this discussion does not address the considerations of the alternative minimum tax, the Medicare contribution tax on investment income, gift or estate tax or any state, local or non-U.S. tax considerations or any tax considerations other than U.S. federal income tax considerations. This discussion also does not address tax consequences to U.S. Holders (as defined below) whose functional currency is not the U.S. dollar. This summary deals only with persons who hold the notes as capital assets within the meaning of the Code (generally, property held for investment).

No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below. Prospective purchasers of the notes should consult their tax advisors concerning the U.S. federal income tax consequences to them of owning and disposing of the notes, as well was the application of other U.S. federal tax laws and state, local and foreign tax laws.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of notes that is, for U.S. federal income tax purposes, a citizen or individual resident of the United States, a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, or any state thereof or the District of Columbia, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all of its substantial decisions, or (ii) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of notes other than a partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

If a partnership (or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a holder of a note, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of such partnership. Partners and partnerships should consult their tax advisors as to the U.S. federal income tax considerations applicable to an investment in the notes in light of their particular circumstances.

We expect, and this summary assumes, that the notes will be issued with less than a de minimis amount of original issue discount.

U.S. Holders

Payments of Interest

Payments of interest on a note, including any amounts withheld in respect of any taxes and any additional amounts, will generally be includible in the income of a U.S. Holder as ordinary interest income in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

A U.S. Holder that uses the cash method of tax accounting will be required to include in income the U.S. dollar value of euro-denominated interest payments on a note based on the spot rate of exchange on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. No foreign currency exchange gain or loss will be recognized with respect to the receipt of such payment (other than foreign currency exchange gain or loss realized on the disposition of the euros so received, as described under “—Transactions in Euros” below).

A U.S. Holder that uses the accrual method of tax accounting will accrue interest income on a note in euros and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period, or portion thereof, within such U.S. Holder’s taxable year, or, at the U.S. Holder’s election, at the spot rate of exchange on (a) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (b) the date of receipt, if such date is within five business days of the last day of the accrual period or taxable year. Any such election must be applied consistently by the U.S. Holder to all debt instruments from year to year and can be changed only with the consent of the IRS. A U.S. Holder that uses the accrual method of tax accounting will recognize foreign currency exchange gain or loss on the receipt of an interest payment equal to the difference between (i) the U.S. dollar value of the euros received as interest determined using the spot rate of exchange on the date of receipt, and (ii) the U.S. dollar amount previously included in income with respect to such payment. Such foreign currency exchange gain or loss will be treated as ordinary income or loss but will generally not be treated as an adjustment to interest income, if any, received on the notes.

Disposition of the Notes

A U.S. Holder will generally recognize gain or loss upon the sale, exchange, retirement, redemption or other taxable disposition of a note (collectively, a “disposition”) equal to the difference, if any, between the amount realized on the disposition (less any amount attributable to accrued but unpaid interest, which will be subject to tax as ordinary interest income to the extent not previously included in such U.S. Holder’s income) and such U.S. Holder’s adjusted tax basis in the note.

The adjusted tax basis of a note to a U.S. Holder will generally be the U.S. dollar value of the euro purchase price calculated at the spot rate of exchange on the date of purchase less any bond premium previously amortized with respect to the notes, and the amount realized by a U.S. Holder upon the disposition of a note will generally be the U.S. dollar value of the euro received calculated at the spot rate of exchange on the date of disposition. If the notes are traded on an established securities market, however, a U.S. Holder that uses the cash method of tax accounting, and an electing U.S. Holder that uses the accrual method of tax accounting, will determine the U.S. dollar values of its adjusted tax basis in the note and the amount realized on the disposition of a note by translating euro amounts at the spot rate of exchange on the settlement date of the purchase or the disposition, respectively. The election available to accrual basis U.S. Holders discussed above must be applied consistently by the U.S. Holder to all debt instruments from year to year and can be changed only with the consent of the IRS.

Except to the extent of any exchange gain or loss (discussed below), any gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for the notes exceeds one year on the date of disposition. Long-term capital gains recognized by non-corporate U.S. Holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

A U.S. Holder will realize exchange gain or loss (generally subject to tax as ordinary income or loss) on the disposition of a note equal to the difference, if any, between the U.S. dollar value of the U.S. Holder’s purchase price for the note on the date of disposition and on the date on which the U.S. Holder acquired the note. Any such exchange gain or loss will be recognized only to the extent of total gain or loss realized on the disposition (including any exchange gain or loss with respect to the receipt of accrued but unpaid interest) and will generally be U.S.-source ordinary income or loss.

A U.S. Holder may recognize exchange gain or loss (generally subject to tax as ordinary income or loss) if disposition proceeds are converted into U.S. dollars after the date of receipt. A U.S. Holder using the accrual method of accounting that does not make the election described above to determine the U.S. dollar value of the amount of euro realized will recognize U.S.-source exchange gain or loss with respect to the disposition of notes to the extent there are exchange rate fluctuations between the disposition date and settlement date.

Transactions in Euros

Euros received as interest on, or on a disposition of, a note will have a tax basis equal to their U.S. dollar value determined using the spot rate of exchange on the date such interest or such proceeds from the disposition are received. The amount of gain or loss recognized on a subsequent sale or other disposition of such euros will be equal to the difference between (i) the amount of U.S. dollars (or the fair market value in U.S. dollars of the other property received in such sale or other disposition), and (ii) the U.S. Holder’s adjusted tax basis in such euros. As discussed above, if the notes are traded on an established securities market, a cash basis U.S. Holder (or an electing accrual basis U.S. Holder) will determine the U.S. dollar value of the euros by translating the euros received at the spot rate of exchange on the settlement date of the purchase or the disposition. A U.S. Holder that purchases a note with previously owned euros will generally recognize gain or loss in an amount equal to the difference, if any, between such U.S. Holder’s adjusted tax basis in such euros and the U.S. dollar fair market value of such note on the date of purchase.

Any such gain or loss will generally be ordinary income or loss and will not be treated as interest income or expense. The conversion of U.S. dollars to euros and the immediate use of such euros to purchase a note will generally not result in any exchange gain or loss for a U.S. Holder.

Tax Return Disclosure Requirement

Treasury Regulations require the reporting to the IRS of certain foreign currency transactions (such as the receipt or accrual of interest on, or the disposition of, a note or foreign currency received in respect of a note) if such transactions give rise to losses in excess of a certain minimum amount. U.S. Holders should consult their tax advisors to determine their reporting obligations, if any, with respect to an investment in the notes, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Non-U.S. Holders

Payments of Interest

Payments of interest on the notes made to a Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax provided that such interest is not effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (or, if certain tax treaties apply, if such interest is not attributable to a permanent establishment or fixed base within the United States by the Non-U.S. Holder), and such Non-U.S. Holder:

(1) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,

(2) is not a controlled foreign corporation that is related to the Company (within the meaning of section 864(d)(4) of the Code), and

(3) certifies as to its non-U.S. status and that no withholding is required pursuant to FATCA (as discussed below) on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form).

A Non-U.S. Holder that does not meet the above criteria will be subject to United States federal withholding tax at a flat rate of 30%, unless (i) the withholding tax rate is reduced or eliminated by an applicable income tax treaty and such Non-U.S. Holder is a qualified resident of the treaty country and complies with certain certification requirements, or (ii) the interest is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States, as discussed below.

If interest on the notes is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if an applicable income tax treaty so requires, is attributable to a permanent establishment or fixed based maintained by the Non-U.S. Holder within the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax provided certain certification requirements are met, will generally be subject to U.S. federal income tax on the receipt or accrual of such interest on a net income basis in the same manner as if it were a United States person. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to an additional branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments.

Disposition of the Notes

Except with respect to accrued but unpaid interest, if any, which will generally be subject to tax as described above under “—Payments of Interest,” a Non-U.S. Holder will generally not be subject to U.S. federal income tax (or any withholding thereof) with respect to gain, if any, recognized on a disposition of the notes unless:

(1) the Non-U.S. Holder holds the note in connection with the conduct of a U.S. trade or business (and, if an applicable income tax treaty so requires, the gain is attributable to a permanent establishment or fixed based maintained by the Non-U.S. Holder within the United States), in which case such gain will be subject to tax on a net income basis in the same manner as interest that is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States as described above; or

(2) in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a tax, currently at a rate of 30% (or lower applicable treaty rate), on the excess, if any, of such gain plus all other U.S. source capital gains recognized by such holder during the same taxable year over the Non-U.S. Holder’s U.S. source capital losses recognized during such taxable year.

FATCA

Under sections 1471 through 1474 of the Code and the regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”), withholding at a rate of 30% will generally be required in certain circumstances on interest payments in respect of notes held by or through certain foreign financial institutions (including investment funds), unless such institution otherwise qualifies for an exemption or (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Similarly, in certain circumstances, interest payments in respect of notes held by an investor that is a nonfinancial non-U.S. entity that do not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the IRS. Accordingly, the entity through which the notes are held will affect the determination of whether withholding under the rules described in this paragraph is required. We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld.

Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

BNP Paribas and Morgan Stanley & Co. International plc are acting as representatives (the “Representatives”) of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and the underwriters have agreed, severally and not jointly, to purchase from us, the principal amount of each series of the notes set forth opposite its name below:

Name	Principal Amount of 2026 Notes To Be Purchased	Principal Amount of 2029 Notes To Be Purchased
BNP Paribas	€100,000,000.00	€140,000,000.00
Morgan Stanley & Co. International plc	€150,000,000.00	€210,000,000.00
Goldman Sachs & Co. LLC	€28,750,000.00	€40,250,000.00
J.P. Morgan Securities plc	€28,750,000.00	€40,250,000.00
PNC Capital Markets LLC	€28,750,000.00	€40,250,000.00
SMBC Nikko Capital Markets Limited	€28,750,000.00	€40,250,000.00
Truist Securities, Inc.	€28,750,000.00	€40,250,000.00
Barclays Bank PLC	€20,000,000.00	€28,000,000.00
Merrill Lynch International	€20,000,000.00	€28,000,000.00
Scotiabank (Ireland) Designated Activity Company	€20,000,000.00	€28,000,000.00
The Toronto-Dominion Bank	€20,000,000.00	€28,000,000.00
U.S. Bancorp Investments, Inc.	€20,000,000.00	€28,000,000.00
Loop Capital Markets LLC	€6,250,000.00	€8,750,000.00

Total	€500,000,000.00	€700,000,000.00

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons and affiliates against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters may offer and sell the notes through certain of their affiliates.

The Representatives have advised us that the underwriters propose initially to offer each series of the notes to the public at the respective public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such prices less concessions not in excess of a percentage of the principal amount of the applicable series of the notes as set forth in the table below. After the initial offering, the public offering prices, concessions or any other terms of the offering may be changed.

Series	Selling concessions
2026 Notes	0.15%
2029 Notes	0.20%

The expenses of the offering, not including the underwriting discounts and commissions, are estimated at $3.0 million and are payable by us.

New Issue of Notes

Each series of the notes is a new issue of securities with no established trading market. We intend to apply to list each series of the notes on the NYSE. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation under the Indenture to maintain such listing and we may delist any series of the notes at any time. The underwriters have advised us that they intend to make a market in the notes of each series, but they are not obligated to do so, and any market-making in the notes may be discontinued at any time in their sole discretion. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. If active public trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at discounts from their initial offering prices, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

We have agreed that we will not, for a period commencing on the date of the underwriting agreement and ending on the closing date, without first obtaining the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the notes (other than (i) the notes or (ii) commercial paper issued in the ordinary course of business).

Price Stabilization

In connection with the issue of the notes, BNP Paribas, in its role as stabilizing manager for its own account may, to the extent permitted by applicable laws and regulations, over-allot the notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the stabilizing manager (or persons acting on behalf of the stabilizing manager) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the notes is made, and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment commenced will be carried out in accordance with applicable laws and regulations.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions and syndicate covering transactions.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of the notes in excess of the principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position.

•

Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

These stabilizing transactions, over-allotment transactions and syndicate covering transactions may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

Extended Settlement

We expect that delivery of the notes will be made against payment therefor on or about February 13, 2024, which will be the third business day following the date of pricing of the notes, or “T+3.” Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day before delivery will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day before delivery should consult their advisors.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, various financial advisory, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, certain of the underwriters or their respective affiliates are agents or lenders under our Revolving Credit Facility and Term Loan Credit Agreement or are dealers under our Commercial Paper Programs.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

Certain of the underwriters or their affiliates may hold a portion of our U.S. dollar-denominated commercial paper program and certain of the underwriters or their affiliates are lenders under our Term Loan Credit Agreement. To the extent that we use a portion of the net proceeds of this offering to refinance indebtedness outstanding under our U.S. dollar-denominated commercial paper program and our Term Loan Credit Agreement, such underwriters or their affiliates will receive a portion of the net proceeds of this offering. In such event, it is possible that one or more of the underwriters or their affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the notes are expected to be rated investment grade.

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a “qualified investor” as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

UK MiFIR product governance / Professional Investors and ECPs Only Target Market—Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act of 2018 (“UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a “qualified investor” as defined in Article 2 of Regulation (EU) No 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Taiwan

The notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to applicable securities laws and regulations. No person or entity in Taiwan is authorized to distribute or otherwise intermediate the offering of the notes or the provision of information relating to this prospectus supplement and the accompanying prospectus. The notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered or sold in Taiwan. No subscription or other offer to purchase the notes shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre (the “DIFC”), this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Hong Kong

The notes have not and may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance of Hong Kong (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance of Hong Kong (Cap. 32, Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and no advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, or (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA.

Singapore Securities and Futures Act Product Classification - Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in South Korea

The notes have not been and will not be registered with the Financial Services Commission of South Korea under the Financial Investment Services and Capital Markets Act and the decrees and regulations thereunder (the “FSCMA”) and the notes have been and will be offered in South Korea as a private placement under the FSCMA. Accordingly, the notes may not be offered, sold or delivered, directly or indirectly, in South Korea or to, or for the account or benefit of, any resident of South Korea (as defined in the Foreign Exchange Transactions Law of South Korea and the decrees and regulations thereunder (the “FETL”)) or to others for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea, except as otherwise permitted by applicable laws and regulations of South Korea, including the FSCMA and the FETL. In addition, for a period of one year from the issue date of the notes, any acquirer of the notes who was solicited to buy the notes in South Korea is prohibited from transferring any of the notes to another person in any way other than as a whole to one transferee. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements (including, but not limited to, requirements under the FETL) in connection with the purchase of the notes.

Notice to Prospective Investors in Australia

No placement document, offering memorandum, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.

Any person acquiring securities must observe such Australian on-sale restrictions. This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Brazil

The notes have not been and will not be issued nor placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, have not been and will not be registered with the Securities Commission of Brazil (Comissão de Valores Mobiliários, or “CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the notes in Brazil is not legal without prior registration under Law No. 6,385 of December 7, 1976, as amended, and Instruction No. 160 on July 13, 2022, as amended. Documents relating to the offering of the notes may not be delivered in Brazil.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The consolidated financial statements of Fortive Corporation appearing in Fortive Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Fortive Corporation’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (other than any documents or information deemed to have been “furnished” rather than “filed” in accordance with SEC rules):

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2023 Annual Meeting of Shareholders;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 29, 2023; and

•	Current Reports on Form 8-K filed on March 2, 2023, April 26, 2023 (excluding Item 2.02 and Item 9.01), June 9, 2023 and December 12, 2023.

We also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the date all of the securities offered by this prospectus supplement are sold or the offering is otherwise terminated or expires, with the exception of any documents or information furnished, including under Item 2.02, Item 7.01 and Item 9.01 of Form 8-K, which is not deemed filed and is therefore not incorporated by reference in this prospectus supplement. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents. The preceding list of documents incorporated by reference into this prospectus supplement supersedes and replaces the documents listed in the accompanying prospectus under the heading “Incorporation By Reference”.

This prospectus supplement is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act. This prospectus supplement does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect the registration statement, including exhibits, at the SEC’s website at https://www.sec.gov or on our website at https://www.fortive.com. Information contained on our website is not and should not be deemed a part of this prospectus supplement or any other report or filing filed with the SEC. Our statements in this prospectus supplement about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to:

Fortive Corporation

Attn: Fortive Investor Relations

6920 Seaway Blvd

Everett, WA 98203

(425) 446-5000

FORTIVE CORPORATION

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Purchase Contracts

Purchase Units

Warrants

Subscription Rights

We may offer and sell securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement as well as the documents incorporated or deemed incorporated by reference in this prospectus carefully before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. Additionally, shares of common stock may also be resold from time to time by selling shareholders. We will not receive any proceeds from the sale of shares offered by the selling shareholder pursuant to this prospectus.

Our common stock is listed on The New York Stock Exchange under the symbol “FTV”. On June 6, 2023, the last reported sale price of our common stock as reported on The New York Stock Exchange was $67.23 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Investing in these securities involves certain risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 7, 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read on the SEC’s website.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “Fortive,” the “Company,” “we,” “our” and “us” refer, collectively, to Fortive Corporation, a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.fortive.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-37654) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed, including Items 2.02 and 7.01 of Form 8-K) until the offering of the securities under the registration statement is terminated or completed:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2023 Annual Meeting of Shareholders;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023;

•	Current Reports on Form 8-K filed February 1, 2023, March 2, 2023 and April 26, 2023; and

•

The description of our common stock contained in our Information Statement, filed as Exhibit 99.1 to the Registration Statement on Form 10 initially filed on December 3, 2015 (Commission File No. 001-37654), including all amendments and reports filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Fortive Corporation

6920 Seaway Blvd

Everett, WA 98203

Attn: Fortive Investor Relations

(425) 446-5000

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of the United States federal securities laws. All statements other than historical factual information are forward-looking statements, including without limitation statements regarding: projections of revenue, expenses, profit, profit margins, tax rates, tax provisions, cash flows, pension and benefit obligations and funding requirements, our liquidity position or other financial measures; management’s plans and strategies for future operations, including statements relating to anticipated operating performance, cost reductions, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions, divestitures, strategic opportunities, securities offerings, stock repurchases, dividends and executive compensation; growth, declines and other trends in markets we sell into, including the expected impact of trade and tariff policies; new or modified laws, regulations and accounting pronouncements; impact of climate-related events or transition activities; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; foreign currency exchange rates and fluctuations in those rates; impact of changes to tax laws; general economic and capital markets conditions, including impact of inflation or interest rate changes; impact of geopolitical events, including the impact of Ukraine/Russia conflict and other hostilities; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that we intend or believe will or may occur in the future. Terminology such as “believe,” “anticipate,” “should,” “could,” “intend,”

“will,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast” and “positioned” and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words.

Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors. Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

See the risk factors included in our periodic reports filed with the SEC under the Exchange Act, and in any applicable prospectus supplement, for a further discussion regarding reasons that actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Forward-looking statements speak only as of the date of the report, document, press release, webcast, call, materials or other communication in which they are made. Except as required by law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

FORTIVE CORPORATION

Fortive is a provider of essential technologies for connected workflow solutions across a range of attractive end-markets. Our strategic segments—Intelligent Operating Solutions, Precision Technologies, and Advanced Healthcare Solutions—include well-known brands with leading positions in their markets. Our businesses design, develop, manufacture, and service professional and engineered products, software, and services, building upon leading brand names, innovative technologies, and significant market positions. We are headquartered in Everett, Washington and employ a team of more than 18,000 research and development, manufacturing, sales, distribution, service, and administrative employees in more than 50 countries around the world.

Fortive is a Delaware corporation and was incorporated in 2015 in connection with the separation of Fortive from Danaher Corporation on July 2, 2016 as an independent, publicly-traded company, listed on the New York Stock Exchange.

Fortive’s principal executive offices are located at 6920 Seaway Blvd, Everett, Washington 98203, and its telephone number is (425) 446-5000.

For additional information regarding Fortive, please refer to our most recent Annual Report on Form 10-K and our other filings with the SEC, which are incorporated by reference into this document. See “Where You Can Find More Information.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF CAPITAL STOCK

The following description of capital stock of Fortive Corporation (“us,” “our,” “we” or the “Company”) is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our amended and restated certificate of incorporation (our “Certificate of Incorporation”), our amended and restated bylaws (our “Bylaws”) and applicable provisions of Delaware corporate law (the “DGCL”), as it may be amended from time to time. You should read our Certificate of Incorporation, Certificate of Designations and Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, par value $0.01 per share. As of June 4, 2023, 351,742,186 shares of common stock were outstanding. The number of authorized shares of any class may be increased or decreased by an amendment to our Certificate of Incorporation proposed by our board of directors and approved by a majority of voting shares voted on the issue at a meeting at which a quorum exists.

Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the common shareholders, and there are no cumulative voting rights. The holders of our common stock entitled to cast a majority of votes at a shareholder meeting will constitute a quorum at such meeting. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of Fortive, holders of our common stock would be entitled to ratable distribution of our assets remaining after the payment in full of liabilities and any preferential rights of any then-outstanding preferred stock.

Directors are generally elected by a majority of the votes cast by holders of our common stock. However, directors are elected by a plurality of the votes cast by holders of our common stock in the case of elections held at a shareholders’ meeting for which (i) our corporate secretary has received a notice or otherwise has become aware, prior to such meeting, that a holder of our common stock has nominated a person for election to the board of directors and (ii) such nomination has not been withdrawn by such shareholder on or before the tenth day before we first mail our notice of meeting for such meeting to the shareholders. A majority of the votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. Abstentions and broker non-votes are not counted as votes cast either “for” or “against” a director’s election.

Holders of our common stock have no preemptive, exchange or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Computershare Trust Company, N.A. is the transfer agent and registrar for the common stock.

Preferred Stock

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our shareholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek shareholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our shareholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	provisions relating to a change of control

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares”; and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock, including those that differ from the descriptions herein.

The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.

Rank. Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:

•	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

•

on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

•

junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption. If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

•

if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•

if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights. Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law That May Have Anti-Takeover Effects

Provisions of the DGCL and our Certificate of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years following the time the person became an interested shareholder, unless (i) prior to such time, the board of directors of such corporation approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder; (ii) upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested shareholder) the voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan); or (iii) on or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of shareholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested shareholder. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. Generally, an “interested shareholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested shareholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our shareholders.

Proxy Access. Our Bylaws permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials directors constituting up to 20% of our board of directors, provided that the nominating shareholder(s) and the nominee(s) satisfy the procedural and eligibility requirements specified in our Bylaws.

Size of Board and Vacancies. Our Bylaws provide that the number of directors on our board of directors will be fixed exclusively by the board of directors. Any vacancies created in the board of directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled exclusively by a majority of the board of directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy, other than one arising from an increase in the authorized number of directors will hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal. Any director appointed to fill a newly created directorship resulting from an increase in the authorized number of directors will hold office until the earlier of the next subsequent annual meeting of shareholders, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal.

Special Shareholder Meetings. Our Certificate of Incorporation provides that shareholders who own at least 25% of our outstanding common stock and who otherwise comply with the requirements set forth in the Bylaws may request that a special meeting of shareholders be called.

Shareholder Action by Written Consent. Our Certificate of Incorporation expressly eliminates the right of our shareholders to act by written consent. Shareholder action must take place at the annual or a special meeting of shareholders.

Shareholder Nomination of Directors. Our Certificate of Incorporation mandates that shareholder nominations for the election of directors will be given in accordance with the Bylaws. The Bylaws establish advance notice procedures with respect to shareholder proposals and nomination of candidates for election as directors as well as minimum qualification requirements for shareholders making the proposals or nominations. Additionally, the Bylaws require that candidates for election as a director disclose their qualifications and make certain representations.

No Cumulative Voting. The DGCL provides that shareholders are denied the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

Undesignated Preferred Stock. The authority that our board of directors possesses to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.

Exclusive Forum. Unless we otherwise consent in writing, the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company, (2) any action asserting a claim of breach of fiduciary duty owed by any director or officer of the Company to the Company or our shareholders, (3) any action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the DGCL, or (4) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware or, if the Court of Chancery of the State of Delaware does not have jurisdiction, another state or federal court located within the State of Delaware.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the unsecured general obligations that Fortive Corporation may offer from time to time in the form of one or more series of debt securities, which may be senior or subordinated, secured or unsecured, and which may be issued as convertible debt securities or exchangeable debt securities. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. As used in this “Description of Debt Securities” references to “Fortive,” “we,” “our” and “us” refer to Fortive Corporation, a Delaware corporation, and do not, unless the context otherwise indicates, include Fortive’s subsidiaries.

We may issue senior debt securities or convertible senior debt securities from time to time under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities or convertible subordinated debt securities from time to time under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. In this section, the senior indenture and the subordinated indenture are each referred to as an indenture and the senior trustee and the subordinated trustee are each referred to as a trustee.

The following summaries of certain provisions of the indentures and the debt securities are not complete and are subject to the detailed provisions of the indentures. You should refer to the form of senior indenture and the form of subordinated indenture, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part and incorporated by reference into this prospectus, for more specific information. In addition, you should consult the applicable prospectus supplement and any free writing prospectus that we authorize to be delivered for particular terms of the debt securities being offered.

The indentures do not limit the amount of debt securities that may be issued by Fortive. Each indenture will provide that debt securities may be issued from time to time in one or more series. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement if any of the general terms and conditions described below will not apply to the series of debt securities.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including the senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.

The debt securities will be our unsecured obligations. Any secured debt that we incur or our other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and/or free writing prospectus will include the specific terms of the debt securities of any series being offered, including the following terms:

•	the title and type of the debt securities;

•

whether the debt securities will be senior, convertible senior, subordinated or convertible subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture the terms on which they are subordinated;

•	the initial aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	the denominations of the debt securities if other than $2,000 or multiples of $1,000;

•	provisions for a sinking fund, purchase fund or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•

the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether and upon what terms the debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether such debt securities will be secured at the time of such series;

•	whether the debt securities will be guaranteed as to payment or performance;

•	how such securities may be amended;

•	any special tax implications of the debt securities; and

•	any additional, different or other material terms of the debt securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue additional debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such additional debt securities or (2) the first payment of interest following the issue date of such additional debt securities). Such additional debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Certain Terms of the Senior Debt Securities

Certain Covenants. Certain defined terms used in the senior indenture that are important to understanding the covenants of Fortive described herein are provided below under “—Certain Definitions.”

No Personal Liability of Incorporators, Shareholders, Officers, Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, shareholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the senior trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the senior trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act of 1939 incorporated by reference therein contain limitations on the rights of the senior trustee thereunder, should it become a creditor of ours or any of our Subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The senior trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the senior trustee in the ordinary course of business.

Unclaimed Funds. All funds deposited with the senior trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the senior trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities, except that, unless otherwise provided in the applicable prospectus supplement, the subordinated indenture and subordinated debt securities will not include a limitation on the creation, assumption, or guarantee of secured debt or a limitation on sale and leaseback transactions.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations that are capitalized on the books of that person in accordance with GAAP;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated debt indenture.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities or property of Fortive. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustments under anti-dilution formulas. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of one or more purchase contracts and beneficial interests in debt securities of Fortive or an entity unaffiliated with Fortive or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.

The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.

The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock, depositary shares or debt securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, depositary shares or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the preferred stock or depositary shares with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the shareholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the number and terms of each share of common stock or preferred stock or debt securities which may be purchased per each subscription right;

•	the exercise price payable for each share of common stock or preferred stock or debt securities upon the exercise of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

FORMS OF SECURITIES

Each debt security, depositary share, purchase contract, purchase unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities, depositary shares, purchase contracts, purchase units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, purchase contract, warrant agreement or purchase unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase agreements or purchase units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through agents;

•	to dealers;

•	directly to one or more purchasers;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	in block trades;

•	through a combination of any of the above; and

•	any other method permitted pursuant to applicable law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Daniel B. Kim, our Vice President, Associate General Counsel and Secretary. Mr. Kim is paid a salary by us, is a participant in various employee benefit plans and incentive plans offered by us and owns or has rights to acquire an aggregate of less than 0.01% of our common stock. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the applicable prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of Fortive Corporation appearing in Fortive Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Fortive Corporation’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Fortive Corporation’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

€1,200,000,000

Fortive Corporation

€500,000,000 3.700% Notes due 2026

€700,000,000 3.700% Notes due 2029

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BNP PARIBAS		Morgan Stanley

Goldman Sachs & Co. LLC	J.P. Morgan	PNC Capital Markets LLC

SMBC Nikko		Truist Securities

Senior Co-Managers

Barclays	BofA Securities	Scotiabank

TD Securities		US Bancorp

Co-Manager

Loop Capital Markets

The date of this prospectus supplement is February 8, 2024.